As filed with the Securities and Exchange Commission on May 10, 2023

Registration No. ____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SIPP International Industries, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	2000	39-2079723
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

50 West Liberty Street Suite 880, Reno NV 89501

Tel: +86 13162253315

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

McMurdo Law Group, LLC

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

(917) 318-2865

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus (this “Prospectus”) is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where offers or sales are not permitted.

SUBJECT TO COMPLETION, DATED MAY 10, 2023

SIPP International Industries, Inc.

140,000,000 Shares of Common Stock, $0.001 par value per share

This is a public offering of SIPP International Industries, Inc. (“SIPN,” or the “Company”). We are offering 140,000,000 Common Shares at $0.01 per share (the “Shares”), in a best effort, direct public offering, by our officers and directors for the Company and the Company’s management. There is no minimum proceeds threshold for the offering. The offering will terminate within 360 days from the date of this prospectus. The Company will retain all proceeds received from the shares sold on their account in this offering. The Company has not made any arrangements to place the proceeds in an escrow or trust account. Any proceeds received in this offering may be immediately used by the Company in its sole discretion. There are no minimum purchase requirements for each investor. All proceeds retained by the Company may not be sufficient to continue operations.

Our Shares are not currently traded on any national securities exchange, but are quoted on the OTC Pink market, under the symbol “SIPN.”

On October 31, 2022, the Company entered into an agreement with Chengzhao International Holdings Ltd, a British Virgin Islands corporation (“CIHL”), whereunder the Company acquired 100% ownership interest in CIHL for the issuance of 100,000,000 shares of the Company’s common stock. CIHL through its China based subsidiaries, Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd (“SRAS”) is a professional prefabricated food supply chain company that links upstream and downstream resources, promotes the standardization of Chinese food, provides a full-link solution for family food, and focuses on consumption, sales and experience in the retail consumer market. The transaction closed effective November 1, 2022 and has been treated as a business combination under common control.

Investing in our Shares involves a high degree of risk. See “Risk Factors” for a detailed discussion of certain risks that you should consider in connection with an investment in our Shares.

SIPN is a holding company and we operate our business through Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd.

SRAS is formed and operating the Peoples Republic of China (“Material PRC Company”) has been duly established and is validly existing as a limited liability company under the laws of the Peoples Republic of China (“PRC Laws”),and has received all authorizations required by the Peoples Republic of China (the “Governmental Authorizations”) for its establishment to the extent such Governmental Authorizations are required under applicable PRC Laws, and its business license is in full force and effect. The Material PRC Company has the capacity and authority to own assets, to conduct business, and to sue and be sued in its own name under PRC Laws. The articles of association, business license and other constitutional documents (if any) of the Material PRC Company complies with the requirements of applicable PRC Laws and are in full force and effect. The Material PRC Company has not taken any corporate action, nor has any legal proceedings commenced against it, for its liquidation, winding up, dissolution, or bankruptcy, for the appointment of a liquidation committee, team of receivers or similar officers in respect of its assets or for any adverse suspension, withdrawal, revocation or cancellation of its business license.

All of the equity interests of the Material PRC Company are owned by Chengzhao International Holdings Ltd., a BVI company, and (ii) the Material PRC Company has obtained all Governmental Authorizations for the ownership interest owned by Chengzhao International Holdings Ltd. The equity interests of the Material PRC Company are owned by Chengzhao International Holdings Ltd free and clear of any pledge or other encumbrance under PRC Laws, and there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any equity interest in the Material PRC Company under PRC Laws, except for such encumbrance that would not be reasonably expected to have a Material Adverse Effect. “Material Adverse Effect,” as used herein, means a material adverse effect on the assets, liabilities, properties or business of the Company.

All of our operations are conducted by our subsidiaries and through our wholly-foreign-owned entity (“WFOE”) based in China which involves unique risks to investors. Our WFOE structure is used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies. Investors may never hold equity interests in the Chinese operating company. The WFOE structure is not as stable as some have imagined. The senior management and the shareholders of the domestic company play a very important role in the WFOE structure. Once there are changes to such positions involving interests, potential risks of the WFOE structure will appear. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

The legal and operational risks associated with being based in or having the majority of the Company’s operations in China could result in a material change in the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Please see the Risk Factor titled “We are faced with risks and uncertainties as a foreign enterprise under PRC laws” on page 15.

Recently, Beijing revamped its rules for overseas listings after ride-hailing Didi Global launched its initial public offering despite warnings from regulators. That triggered a data security investigation led by the Cyberspace Administration of China (“CAC”), which recently culminated with the firm announcing plans to delist in the US in favor of Hong Kong. This shows how recent statements and regulatory actions by China’s government, such as those related to the use of variable interest entities and data security or anti-monopoly concerns, have or may impact the company’s ability to conduct its business, accept foreign investments, or list on a U.S. or other foreign exchange.

Trading securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditor, and that as a result an exchange may determine to delist your securities.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” on page 10 for a detailed discussion of certain risks that you should consider in connection with an investment in our Common Stock.

The Company will settle amounts owed under the WFOE structure by transferring dividends, or distributions between the holding company and its subsidiaries, or to investors, which have not yet occurred. We rely primarily on dividends paid by the WFOE for our cash needs, including the funds necessary to pay dividends and other cash distributions, if any, to our shareholders, to service any debt we may incur and to pay our operating expenses. We have made no such distributions to date and we have no current cash management policies in place. We will look to implement one in the near future.

There are no legal, arbitral or governmental proceedings, regulatory investigations or other governmental decisions, rulings, orders, or actions before any Governmental Agencies in progress or pending in the PRC to which the Company or any Material PRC Company is a party or to which any assets of any Material PRC Company is a subject which, if determined adversely against any of the Company and the Material PRC Company, would be reasonably expected to have a material adverse effect.

All dividends declared and payable upon the equity interests in the WFOE may be converted into foreign currency and freely transferred out of the PRC free of any deductions in the PRC, provided that (i) the declaration and payment of such dividends complies with applicable PRC Laws and the constitutional documents of the WFOE, and (ii) the remittance of such dividends out of the PRC complies with the procedures required by the relevant PRC Laws relating to foreign exchange administration.

We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies. Despite the above, based on our current structure, these risks remain immaterial, regardless of the recent statements and regulatory actions by China’s government.

Adverse changes in economic and political policies of the PRC government could have a material and adverse effect on overall economic growth in China, which could materially and adversely affect our business. General macroeconomic conditions may materially and adversely affect our business, prospects, results of operations and financial position. The PRC government’s control over foreign currency conversion may adversely affect our business and results of operations and our ability to remit dividends. PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our operating subsidiary in China, which could materially and adversely affect our liquidity and our ability to fund and expand business.

Assuming no offer, issuance or sale of the Common Shares has been or will be made directly or indirectly within the PRC, a prior approval from the CSRC is not required for the Offering. However, there are substantial uncertainties regarding the interpretation and application of the M&A Rules, other PRC Laws and future PRC laws and regulations, and there can be no assurance that any Governmental Agency will not take a view that is contrary to or otherwise different from our opinions stated herein. Subject to any applicable administrative procedures required by PRC Laws, and provided that all required Governmental Authorizations have been duly obtained, the due application of the net proceeds to be received by the Company from the issue Common Shares as disclosed in the Prospectus under the caption “Use of Proceeds” does not and immediately after the Offering will not contravene any applicable PRC Laws, the articles of association or the business licenses of the Material PRC Company, except for such contravention or default which would not be reasonably expected to have a Material Adverse Effect.

There is no tax or duty payable by or on behalf of the Material PRC Company under applicable PRC Laws in connection with the creation, allotment and issuance Common Shares, provided that each person taking the aforementioned actions is not subject to PRC tax by reason of citizenship, permanent establishment, residence or otherwise subject to PRC tax imposed on or measured by net income or net profits.

Assuming no offer, issuance or sale of the Common Shares has been or will be made directly or indirectly within the PRC, it is not necessary that such documents be filed or recorded now with any Governmental Agency in the PRC.

There are no reporting obligations to any Governmental Agency under PRC Laws on those holders of Common Shares who are not deemed to be PRC residents as defined under applicable PRC Laws, to the extent that no reporting obligation is triggered by the purchase or holding of Common Shares under the PRC anti-monopoly laws, rules and regulations.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deem relevant, and subject to the restrictions contained in any future financing instruments.

On December 16, 2021, Public Company Accounting Oversight Board (PCAOB) issued a report on its determinations that PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the People’s Republic of China (PRC), because of positions taken by PRC authorities in those jurisdictions. The PCAOB made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfils its responsibilities under the Holding Foreign Companies Accountable Act (HFCAA). The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. The audit report included in this registration statement for the year ended December 31, 2022, was issued by Shandong Haoxin Certified Accountants Co., Ltd. (“HAOXIN”), an audit firm headquartered in PRC, a jurisdiction that the PCAOB has determined that the PCAOB may be unable to conduct inspections or investigate auditors, despite a recent treaty allowing the PCAOB to review the audit papers of firms in the PRC. Our auditors HAOXIN is among those listed by the PCAOB Mainland China Determination, a determination announced by the PCAOB on December 16, 2021 that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in PRC, because of a position taken by one or more authorities in PRC. As a result, we and investors in our common stock may be deprived of the benefits of such full PCAOB inspections, which could cause investors in our stock to lose confidence in our reported financial information and the quality of our financial statements. In addition, under the HFCAA, our securities may be prohibited from trading on the U.S. stock exchanges or in the over-the-counter trading market in the U.S. if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our common stock being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges or in the over-the-counter trading market in the U.S. if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. In the future, if we do not engage an auditor that is subject to regular inspection by the PCAOB, our common stocks may be delisted. See “Risk Factors – Risks associated with doing business in China – The audit report included in this Amendment is prepared by an auditor who is not inspected by the Public Company Accounting Oversight Board and as such, our investors are deprived of the benefits of such inspection. The Company could be delisted if it is unable to timely meet the PCAOB inspection requirements established by the Holding Foreign Companies Accountable Act.”

U.S shareholders may face difficulties in effecting service of process against the Company and officers and director, as they are both based in China. Even with proper service of process, the enforcement of judgments obtained in U.S. courts or foreign courts based on the civil liability provisions of the U.S. federal securities laws would be extremely difficult. Furthermore, there would be added costs and issues with bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against the Company.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Shares. As of the date of this prospectus, we do not have any PRC subsidiaries.

Cash dividends, if any, on our Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

Investing in our Shares involves a high degree of risk. See “Risk Factors” for a detailed discussion of certain risks that you should consider in connection with an investment in our Shares. There are specific risks related to having operations in China that the Company has been organized to avoid.

The registered capital of the Material PRC Company has been duly paid in accordance with applicable PRC Laws and their respective articles of association, to the extent that such registered capital is required to be paid prior to the date hereof.

All of our business operations are conducted in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. Although the PRC economy has been transitioning from a planned economy to a more market-oriented economy since the late 1970s, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between the Renminbi and foreign currencies, and regulate the growth of the general or specific market. While the Chinese economy has experienced significant growth in the past 30 years, growth has been uneven, both geographically and among various sectors of the economy. As the PRC economy has become increasingly linked with the global economy, China is affected in various respects by downturns and recessions of major economies around the world. The various economic and policy measures enacted by the PRC government to forestall economic downturns or bolster China’s economic growth could materially affect our business. Any adverse change in the economic conditions in China, in policies of the PRC government or in laws and regulations in China could have a material adverse effect on the overall economic growth of China and market demand for our outsourcing services. Such developments could adversely affect our businesses, lead to reduction in demand for our services and adversely affect our competitive position.

The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since the late 1970s, the PRC government has been building a comprehensive system of laws and regulations governing economic matters in general. The overall effect has been to significantly enhance the protections afforded to various forms of foreign investments in China. We conduct our business primarily through our WFOE, the WFOE is established in China. These companies are generally subject to laws and regulations applicable to foreign investment in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract.

SIPP International Industries, Inc. is a holding company and we operate our business through our WFOE, SRAS in China. We exercise effective control over the operations of Beijing Kezhao pursuant to a series of contractual arrangements, under which we are entitled to receive substantially all of its economic benefits.

An investment in our securities is highly speculative, involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investments. See “Risk Factors” beginning on page 10 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated            , 2023

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

For investors outside the United States: We have not taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside of the United States.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

Until July 3, 2023, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

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Prospectus Summary

This summary highlights information that we present more fully elsewhere in this prospectus. This summary does not contain all of the information that you might wish to consider before buying Common Shares in this offering. You should read the entire prospectus carefully, including “Risk Factors” and the financial statements and accompanying notes.

Corporate History

SIPP International Industries, Inc. (the “Company”) is a Nevada Corporation formed on January 10, 1991. The Company’s year ends March 31 and it has never been in bankruptcy, receivership, or any similar proceedings. The Company was in the business of overseeing the development of several product lines, encompassing a Food & Beverage Division, a High-Tech Storage Transport Container Division, and a Hospitality Division. The company ceased operations in 2014.

On July 11, 2019, Custodian Ventures LLC, applied for appointment as Custodian of SIPP International Industries, Inc. with the eighth judicial District Court of Nevada.

On August 28, 2019, the eighth judicial District Court of Nevada appointed Custodian Ventures LLC as custodian for SIPP International Industries, Inc., proper notice having been given to the officers and directors of SIPP International Industries, Inc. There was no opposition.

On August 29, 2019, the Company filed a certificate of revival with the state of Nevada, appointing David Lazar as, President, Secretary, Treasurer and Director.

On November 26, 2020, Custodian Ventures LLC entered into a stock purchase agreement whereby it transferred 10,000,000 shares of Preferred Stock to Kris Tabetando and Hemingway Investments LLC in exchange for $152,000 in cash. Kris Tabetando acquired 2,500,000 Preferred A Shares from Custodian Ventures LLC. Hemingway Investments LLC controlled by Issac Qureshi acquired 7,500,000 Preferred A Shares from Custodian Ventures LLC. As a result of the sale, and the resignation of David Lazar as sole officer and director of the Company, there was a change of control of the Company. Kris Tabetando was appointed CEO and director of the Company. There is no family relationship or other relationship between the Seller and the Purchasers.

On August 30, 2022 Chenxu International Investment Holding Group Limited (“Chenxu”), a BVI company purchased 248,101,224 shares of common stock and 10,000,000 shares of Series A Preferred Sock for $225,000. Subsequent to the purchase of these shares which represented controlling interest of the Company, Chenxu converted the 10,000,000 Series A Preferred Shares into 500,000,000 million shares of common stock.

On October 31, 2022, the Company entered into an agreement with Chengzhao International Holdings Ltd, a British Virgin Islands corporation (“CIHL”), whereunder the Company acquired 100% ownership interest in CIHL for the issuance of 100,000,000 shares of the Company’s common stock. CIHL through its China based subsidiaries, Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd is a professional prefabricated food supply chain company that links upstream and downstream resources, promotes the standardization of Chinese food, provides a full-link solution for family food, and focuses on consumption, sales and experience in the retail consumer market. The transaction closed effective November 1, 2022 and has been treated as a business combination under common control.

As a result of the above transaction, the Company’s corporate structure which is set forth as follows:

SIPP International Industries, Inc.
("The Company")
100%
Chengzhao International Holdings Ltd
(BVI Company)
100%
Sichuan Ruichengyuan Agricultural and
Sideline Products Distribution Co., Ltd
(WFOE)

On August 26, 2021, Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd (“SRAS”) was incorporated pursuant to the PRC law.

On September 27, 2022, we established a holding company, Chengzhao International Holdings Ltd. (CIHL), under the laws of the British Virgin Islands (BVI).

On September 27, 2022, CIHL acquired 100% ownership interest in SRAS. SRAS becomes a wholly foreign owned enterprise pursuant to the PRC law.

On October 31, 2022, the Company entered into an agreement with Chengzhao International Holdings Ltd, a British Virgin Islands corporation (“CIHL”), whereunder the Company acquired 100% ownership interest in CIHL for the issuance of 100,000,000 shares of the Company’s common stock. CIHL through its China based subsidiaries, SRAS is a professional prefabricated food supply chain company that links upstream and downstream resources, promotes the standardization of Chinese food, provides a full-link solution for family food, and focuses on consumption, sales and experience in the retail consumer market. The transaction closed effective November 1, 2022 and has been treated as a business combination under common control.

Business Overview

Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd (“SRAS”) is a professional prefabricated food supply chain company that links upstream and downstream resources, promotes the standardization of Chinese food, provides full link solutions for family food, and focuses on the consumption, sales and experience of the c-end consumer market. Through close cooperation with the central kitchen (prefabricated vegetable factory), SRAS has made use of the advantages of the central kitchen in source procurement of traceable raw materials, food research and development, production standardization, strict product quality control, and efficient production to achieve the standardization of Chinese food. Through the perfect combination with the central kitchen, cold chain logistics system and robot chain restaurants, SRAS has created a closed loop of prefabricated vegetable business ecology from the upstream central kitchen to the downstream chain restaurants and consumers.

Under PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. We could face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements among our WFOE and the shareholders of the WFOE do not represent arm’s-length prices and consequently adjust WFOE’s income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction, for PRC tax purposes, of expense deductions recorded by the WFOE, which could in turn increase its tax liabilities. In addition, the PRC tax authorities may impose late payment fees and other penalties on WFOE for any unpaid taxes. Our consolidated net income may be materially and adversely affected if WFOE’s tax liabilities increase or if they are subject to late payment fees or other penalties.

WFOE is required to bear the losses of SRAS, thus our liquidity may be adversely affected, which could harm our financial condition and results of operations.

We face uncertainties as to whether market clearance is required, and, if required, whether we can timely obtain such clearance, or at all. If we are not able to obtain such clearance when required, our structure may be regarded as invalid or illegal. As a result, we would not be able to (i) exert control over SRAS, and (ii) receive the economic benefits of SRAS or consolidate the financial results of SRAS and its subsidiaries. Were this to occur, our results of operations and financial condition would be materially and adversely affected.

The payment of dividends out of China by entities organized in the PRC is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. WFOE is also required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its compulsory reserves fund until the accumulative amount of such reserves reaches 50% of its registered capital.

The transfer to this reserve must be made before distribution of any dividend to shareholders. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Cash dividends, if any, on our Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%.

There is no assurance that the PRC government will not intervene or impose restrictions on your ability to do so. Please see the condensed consolidating schedule starting on page F-1 hereto.

Any risks that any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder your ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Competitive Strengths

We believe that the following strengths enable us to capture opportunities in the industry in China and differentiate us from our competitors:

Central kitchen’s prefabricated vegetable supply chain: The central kitchen has made use of the advantages of traceable source procurement of raw materials, food research and development, production standardization, strict product quality control, and efficient production to achieve the standardization of Chinese food. One person has a thousand tastes, and one person has a thousand tastes. At the same time, it strictly abides by the regulations of the Market Supervision Administration and various departments, controls all levels of production, and achieves pollution-free, clean, transparent workshops, The product is green and healthy without any addition. SRAS through close cooperation with the central kitchen (prefabricated dishes factory), the use of the central kitchen of raw materials traceable source procurement advantages, the advantages of R & D of dishes, production standardization advantages, strict product quality control advantages, high efficiency production advantages, to achieve the standardization of Chinese dishes, one person a thousand tastes, a thousand people a taste.

SRAS through close cooperation with professional brand operation and management company, through the brand management company to establish the development and expansion of prefabricated dishes application scenario robot restaurant chain, restaurant chain using the perfect combination of technology and intelligent robot stir-fry machine and prefabricated dishes to complete a key stir-fry, no chef, effectively reducing the cost and efficiency of restaurant operations and enhance the profitability of the restaurant. At the same time in the restaurant supporting intelligent unmanned cabinet, to ensure the storage of pre-made dishes and more convenient and intuitive so that consumers can pay by brushing their faces, directly select the dishes they need, through the robot sweep code, complete a key stir-fry, 3-5 minutes can be out of the pot on the dishes. At the same time through the consumption of the restaurant, experience, to build our customer base, customers can also directly through the intelligent lifeless super cabinet, buy away the pre-made dishes they need to take home for cooking.

SRAS through the perfect combination with the central kitchen and cold chain logistics system and robot restaurant chain, to create a pre-made dishes from the upstream central kitchen to the downstream restaurant chain, to the consumer business ecological closed loop.

Growth Plan

In 2023, more than 30 robot restaurants will be invested and joined by the brand management company in Chengdu, most of them will be put into operation, others are in preparation for site selection and decoration, 50 are expected to be opened by the end of the year, and 100 chain restaurants will be opened in 2023-2026.

In 2024, we will focus on completing the layout of robot restaurants in East China market and South China market, opening 20-30 restaurants in Shanghai, Hangzhou, Guangzhou, Shenzhen and other central cities, and completing the opening of 50 chain restaurants in 2024.

In 2025, we will focus on completing the layout of the central and northern China markets, and open 50 robot restaurants in Beijing, Wuhan, Tianjin, Zhengzhou, Changsha and other cities.

In 2023 - 2025, the overall chain restaurant scale in the country could reach 200 restaurant. Around the key markets, we will adopt various cooperation methods with the local central kitchen of prepared dishes to establish the supply system of prepared dishes in the local market, improve the operation efficiency and reduce the product cost.

Our Services

Central kitchen prefabricated dish supply chain

Central kitchen’s prefabricated vegetable supply chain: The central kitchen has made use of the advantages of traceable source procurement of raw materials, food research and development, production standardization, strict product quality control, and efficient production to achieve the standardization of Chinese food. One person has a thousand tastes, and one person has a thousand tastes. At the same time, it strictly abides by the regulations of the Market Supervision Administration and various departments, controls all levels of production, and achieves pollution-free, clean, transparent workshops, The product is green and healthy without any addition.

Intelligent robot restaurant

Chain restaurants use the perfect combination of scientific and technological intelligent robot cooking machine and prefabricated dishes to complete one click cooking without the need for a chef, effectively reducing the cost and efficiency of restaurant operations, and improving the profitability of the restaurant. At the same time, the restaurant is equipped with an intelligent unmanned cabinet to ensure the storage of prefabricated dishes. At the same time, consumers can also directly select the dishes they need by brushing their faces to pay. The robot scans the code to finish one click cooking, and the dishes can be served in 3-5 minutes. At the same time, through the consumption and experience of the restaurant, we can establish our customer group. Customers can also directly buy their own pre prepared dishes to take home for cooking through the Smart Life Super Counter.

Marketing

The following marketing plan outlines the strategies that will be used to achieve the company’s marketing objectives and increase brand awareness.

Website Optimization:

The company’s website will be optimized to ensure that it is user-friendly, mobile-responsive, and easy to navigate. The website will also feature a blog section where the company can share useful content about its products, industry news, and food-related topics. Additionally, the website will have a “Contact Us” page that features a form for potential customers to submit inquiries or schedule a consultation with the company’s sales team.

Content Marketing:

The company will develop a content marketing strategy that includes blog posts, infographics, and case studies. The content will focus on educating potential customers about the benefits of prefabricated food, the company’s production processes, and its commitment to quality control. The content will be optimized for search engines and shared on social media platforms to reach a wider audience.

Social Media Marketing:

The company will establish a presence on popular social media platforms in China, such as WeChat, Weibo, and Douyin. The company will create social media content that is engaging, informative, and visually appealing. The social media strategy will include running paid ads to target potential customers who are interested in healthy and traceable food products.

Email Marketing:

The company will build an email list of potential and existing customers who have shown interest in its products. The company will send out regular email newsletters that highlight new product releases, promotions, and exclusive discounts. The company will also use email marketing to nurture leads and keep customers engaged.

Events:

The company will participate in relevant food-related events in Sichuan province to showcase its products and establish relationships with potential customers. The company will also host its events, such as cooking workshops or food tastings, to educate potential customers about its products and services.

Referral Marketing:

The company will create a referral program that rewards existing customers who refer new business to the company. The program will include incentives such as discounts on future purchases, free products, or exclusive offers. The referral program will help the company tap into the power of word-of-mouth marketing and generate new leads.

Influencer Marketing:

The company will partner with influencers in the food and health industry to promote its products to a wider audience. The influencers will create content featuring the Company’s products and share it.

Competition

As a prefabricated food supply chain company, SRAS will face competition from other similar companies in the market. Some of the main competitors include:

Haidilao: A Chinese hot pot chain that has expanded into the prefabricated food market with its own central kitchen and delivery service.

Meicai: A Chinese fresh produce sourcing and distribution company that has recently entered the prefabricated food market, offering a variety of ready-to-cook meals.

Joyvio: A Chinese agricultural technology company that has invested in the prefabricated food market, focusing on developing innovative food products.

Panda Selected: A Chinese e-commerce platform that offers a variety of high-quality food products, including prefabricated meals, sourced directly from farmers.

Dingdong Maicai: A Chinese online grocery platform that has recently entered the prefabricated food market, offering a wide range of ready-to-cook meals.

These companies are well-established in the market and have their own strengths and advantages. However, SRAS has an advantage in its focus on standardization of Chinese food, as well as its closed loop system that provides a seamless supply chain from the central kitchen to chain restaurants and consumers. By continuing to emphasize these advantages and differentiating itself from competitors, SRAS can position itself as a leading player in the prefabricated food market.

The Offering

Common Shares offered	140,000,000 Common Shares, $0.001 par value per share.

Common Shares Outstanding before this Offering	1,340,506,117 shares

Common Shares to be Outstanding after this Offering	1,480,506,117 shares

Use of Proceeds;	While there is no minimum number of shares that will be sold in this offering, if we were to sell the entire number of shares registered, we estimate that our net proceeds from this offering will be approximately $1,200,000, based on an initial public offering price of $0.01 per share, after deducting estimated offering expenses. We plan to use the net proceeds of this offering primarily for general corporate purposes, which may include hiring additional sales, marketing and management personnel, and investing in sales and marketing activities, capital expenditures, and other general and administrative matters.

See Use of Proceeds.

Minimum number of shares to be sold in this offering.	None.

Market for the shares	There is a limited public market for the shares. The shares trade on the OTC Pink Markets under the symbol “SIPN.”

Risk Factors	Investing in these securities involves a high degree of risk. You should be able to bear a complete loss of your investment and should carefully consider the information set forth in Risk Factors before deciding to invest in our common shares. While we face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies, based on our current structure, these risks remain immaterial, regardless of the recent statements and regulatory actions by China’s government.

Adverse changes in economic and political policies of the PRC government could have a material and adverse effect on overall economic growth in China, which could materially and adversely affect our business. General macroeconomic conditions may materially and adversely affect our business, prospects, results of operations and financial position. The PRC government’s control over foreign currency conversion may adversely affect our business and results of operations and our ability to remit dividends. PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our operating subsidiary in China, which could materially and adversely affect our liquidity and our ability to fund and expand business.

The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions. Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment. The M&A Rules, among other things, purport to require CSRC approval prior to the listing and trading on an overseas stock exchange of the securities of an offshore special purpose vehicle established or controlled directly or indirectly by the Material PRC Company or individuals and formed for the purpose of overseas listing through the acquisition of PRC domestic interests held by such Material PRC Company or individuals.

Based on our understanding of the explicit provisions under PRC Laws, and assuming no offer, issuance or sale of the Common Shares has been or will be made directly or indirectly within the PRC, a prior approval from the CSRC is not required for the Offering. However, there are substantial uncertainties regarding the interpretation and application of the M&A Rules, other PRC Laws and future PRC laws and regulations, and there can be no assurance that any Governmental Agency will not take a view that is contrary to or otherwise different from our opinions stated herein. Subject to any applicable administrative procedures required by PRC Laws, and provided that all required Governmental Authorizations have been duly obtained, the due application of the net proceeds to be received by the Company from the issue Common Shares as disclosed in the Prospectus under the caption “Use of Proceeds” does not and immediately after the Offering will not contravene any applicable PRC Laws, the articles of association or the business licenses of the Material PRC Company, except for such contravention or default which would not be reasonably expected to have a Material Adverse Effect.

The Company or our subsidiaries are required to obtain from Chinese authorities to operate our business and to offer the securities being registered to foreign investors. The Material PRC Company has obtained all material Governmental Authorizations necessary for its business operations as described in the Prospectus, and such Governmental Authorizations are in full force and effect and all required Governmental Authorizations have been duly obtained.

The due application of the net proceeds to be received by the Company from the issue of Common Shares as disclosed in the Prospectus under the caption ‘Use of Proceeds’ does not, and immediately after the Offering, will not impact any applicable PRC Laws.

Our WFOE takes invoices settles the Foreign Exchange with the banks, which pay in Renminbi. No transfer, dividend or distribution has been made to the holding company up to now.

Earning Distributions

We rely primarily on dividends paid by WFOE for our cash needs, including the funds necessary to pay dividends and other cash distributions, if any, to our shareholders, to service any debt we may incur and to pay our operating expenses. The Company settles amounts by transferring dividends, or distributions between the holding company and its subsidiaries, or to investors, which have not yet occurred between any of the above. The payment of dividends by entities organized in the PRC is subject to limitations as described herein. If we determine to pay dividends on any of our Common Shares in the future, as a holding company, we will be dependent on receipt of funds from WFOE.

Our revenue, net income and cash flow are variable. We may experience fluctuations in our results, including our revenue and net income, from period to period, due to a number of other factors, including changes in management fees as well as changes in the amount of distributions, dividends, or interest paid in respect of investments; changes in our operating expenses; or the degree to which we encounter competition and general economic and market conditions. Such variability in the timing and amount of our accruals and management fees may lead to volatility in the trading price of our shares, and, therefore, our results and cash flow for a particular period may not be indicative of our performance in a future period.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Shares.

Pursuant to the Implementation Rules for the new Chinese enterprise income tax law, effective on January 1, 2008, dividends payable by a foreign investment entity to its foreign investors are subject to a withholding tax of up to 10%. Pursuant to Article 10 of the Arrangement Between the Mainland of China and the Hong Kong Special Administration Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income effective December 8, 2006, dividends payable by a foreign investment entity to its Hong Kong investor who owns 25% or more of the equity of the foreign investment entity is subject to a withholding tax of up to 5%.

The payment of dividends by entities organized in the PRC is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. WFOE is also required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its compulsory reserves fund until the accumulative amount of such reserves reaches 50% of its registered capital.

The transfer to this reserve must be made before distribution of any dividend to shareholders. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Cash dividends, if any, on our Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this report before deciding to invest in our common stock.

Risks Related to our Business

Adverse economic and market conditions could negatively impact our business in many ways, including by reducing the value or performance of the investments made by our investment funds or reducing the ability of our investment funds to raise or deploy capital, or by impacting our liquidity position, any of which could materially reduce our revenue and cash flow and adversely affect our financial condition.

Our business may be materially affected by unfavorable economic or market conditions or events in the world, particularly in China, that are outside of our control, including but not limited to changes in interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, trade barriers, commodity prices, currency exchange rates and controls and national, and international political circumstances (including wars, terrorist acts or security operations). These factors may affect the level and volatility of securities prices and the liquidity and the values of investments, and we may not be able to or may choose not to manage our business’s exposure to these market conditions and/or other events.

In addition, decreased business and investor confidence, as well as diminished liquidity and credit availability in the financial markets, may impact our ability to secure sufficient capital for our business within the required time frame. These and other factors could adversely affect the timing of new business development or our ability to raise new funds or secure future cash flow. During periods of difficult market conditions or slowdowns (which may be across one or more industries or geographies), our companies may experience adverse operating performance, decreased revenues, financial losses, difficulty in obtaining access to financing and increased funding costs. Negative financial results in our companies may result in lower investment returns, which could materially and adversely affect our operating results and cash flow. During such periods of weakness, our companies may also have difficulty expanding their businesses and operations or meeting their debt service obligations or other expenses as they become due, including expenses payable to us. Furthermore, such negative market conditions could potentially result in a company’s becoming bankrupt, thereby potentially resulting in a complete loss in such portfolio company or real assets and a significant negative impact on our operating results and cash flow, as well as our reputation.

Such event could cause our cash flow from operations to significantly decrease, which could materially and adversely affect our liquidity position and the amount of cash we have on hand to conduct our operations. Having less cash on hand could in turn require us to rely on other sources of cash (such as the capital markets which may not be available to us on acceptable terms) to finance our operations. Furthermore, continued weak market conditions and further adverse trends in the general economic environment may limit our ability to obtain credit facilities when needed or other financing on commercially reasonable terms. As a result, our uses of cash may exceed our sources of cash, thereby potentially affecting our financial situation.

We may be affected by adverse changes in taxation law, tax treaties and in the practice of tax authorities.

Changes in taxation legislation, tax treaties and in the practice of tax authorities can affect investment behavior which can have the effect of making specific kinds of investment products either more or less attractive to existing or potential clients.

We cannot predict the impact of future changes to tax legislation, tax treaties and the practice of tax authorities on our business or on the attractiveness of our investment products. Amendments to existing tax legislation (in particular if there is a withdrawal of any available tax relief or an increase in tax rates) and tax treaties or the introduction of new rules and new tax treaties or changes in the practice of tax authorities may affect the investment decisions of either existing or potential clients. Changes from time to time in the interpretation of existing tax laws, amendments to existing tax rates, the introduction of new tax legislation and tax treaties, a change in the interpretation of tax legislation, any change in the practice of enforcement of such legislation or any particular change in our tax treatment or our funds could have a material adverse effect on our business, growth prospects, net inflows of AUM, fee income, results of operations and/or financial condition.

Operational risks may disrupt our businesses, result in losses, or limit our growth.

If any of our financial, accounting, information and other data processing systems do not operate properly or are disabled, whether as a result of tampering, a breach of our network security systems, or otherwise, we could suffer financial losses, a disruption of our businesses, liability to our funds, regulatory intervention, or reputational damage. In addition, we operate in businesses that are highly dependent on information systems and technology. Our information systems and technology may not continue to be able to accommodate our growth, and the cost of maintaining such systems may increase from its current level. Such a failure to accommodate growth, or an increase in costs related to such information systems, could have a material adverse effect on us.

Furthermore, we depend on our headquarters in the PRC, where most of our administrative and operations personnel are located, for the continued operation of our business. A disaster or a disruption in the infrastructure that supports our businesses, including a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or directly affecting our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption.

Sustaining our growth will also require us to commit additional management, operational, and financial resources to identify new professionals to join our firm and to maintain appropriate operational and financial systems to adequately support expansion. Due to the competitiveness of the market for talented professionals, we may not be able to grow at the pace we desire.

If we are unable to implement and maintain effective internal control over financial reporting in the future, the accuracy and timeliness of our financial reporting may be adversely affected. In addition, because of our status as a smaller reporting company, you will not be able to depend on any attestation from our independent registered public accounting firm as to our internal control over financial reporting for the foreseeable future.

When we become a reporting company, the Sarbanes-Oxley Act requires, among other things, that we assess disclosure controls and procedures and internal control over financial reporting. In particular, as a public company, we will be required to perform system and process evaluations and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. We will be required to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for the first fiscal year beginning after the effective date of this offering. However, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an “smaller reporting company” as defined in the JOBS Act. Accordingly, you will not be able to depend on any attestation concerning our internal control over financial reporting from our independent registered public accounting firm for the foreseeable future.

Our senior management lacks experience in managing a public company and complying with laws applicable to operating as a U.S. public company domiciled in the Nevada, and failure to comply with such obligations could have a material adverse effect on our business.

Prior to the completion of this offering, SRAS has been operated as a private company located in China. In connection with this offering, we acquired our company, SIPN, and Chengzhao International Holdings Ltd (BVI Company), and SRAS, our subsidiary in China. In the process of taking these steps to prepare our company for this initial public offering, senior management of SRAS became the senior management of our company. None of senior management of our company has experience managing a public company or managing a Nevada company.

As a result of this offering, our company will become subject to laws, regulations and obligations that do not currently apply to it, such as the Exchange Act of 1934, and our senior management currently has no experience in complying with such laws, regulations and obligations. The senior management is only experienced in operating the business of SRAS in compliance with PRC laws. However, by virtue of this offering, our company will be required to file annual and current reports with the SEC in compliance with U.S. securities and other laws. These obligations can be burdensome and complicated, and failure to comply with such obligations could have a material adverse effect on our company.

The Public Company Accounting Oversight Board (PCAOB) issued a report on its determinations that the Board is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the People’s Republic of China (PRC), because of positions taken by PRC authorities in those jurisdictions. The Board made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfils its responsibilities under the Holding Foreign Companies Accountable Act (HFCAA).

To protect investors and to carry out the PCAOB’s mandate, our inspectors and investigators need consistent access across all jurisdictions to the audit work performed for public companies in U.S. capital markets. Rule 6100 sets forth three factors that together reflect the access the PCAOB needs to completely execute its statutory mandate with respect to its inspections and investigations. The PCAOB’s determination report provides the PCAOB’s assessment of these factors based on positions taken by PRC authorities. As discussed in the report, PRC authorities assert that access by the Board to audit work papers and related information can be provided only under a cooperative agreement, but they persistently have taken positions that prevent the finalization of, or their full performance under, such agreements.

The PCAOB has issued its determination report to the U.S. Securities and Exchange Commission, which also has responsibilities under the HFCAA. The appendices to the report identify the PCAOB-registered firms subject to the determinations. Under Rule 6100, the Board will reassess its determinations at least annually.

We may not be able to obtain additional funding to meet our requirements.

Our ability to maintain and expand our development and production of feature restaurants to cover our general and administrative expenses depends upon our ability to obtain financing through equity financing, debt financing (including credit facilities) or the sale or syndication of some or all of our interests in certain projects or other assets. If our access to existing credit facilities is not available, and if other funding does not become available, there could be a material adverse effect on our business.

Our success depends on our personnel. Loss of key personnel may adversely affect our business.

Our success depends to a significant extent on the performance of our management personnel. In particular, we will depend on the services of such personnel as Min Jiang, President, CEO, and Treasurer, and Zonghan Wu, Secretary. The loss of the services of key persons could have a material adverse effect on the Company’s business, operating results and financial condition. We will also be dependent on the officers and directors of SIPN to raise capital.

We may not be able to compete with larger companies, the majority of whom have greater resources and experience than we do.

We are very small and unproven entity as compared to our competitors. As a restaurant brand operation and management company, we will compete with major restaurant related companies. Most of them are part of large diversified corporate groups with a variety of other operations, including the restaurants themselves, that can provide both the means of promoting their services and stable sources of earnings that may allow them better to offset fluctuations in the financial performance of their brand operation and management. In addition, the major brand operation and management companies have more resources with which to compete for ideas, clients and technology created by third parties as well as for restaurants and chefs. This may have a material adverse effect on our business, results of operations and financial condition.

Our operating results depend on product costs, public tastes and promotion success.

We expect to generate our future revenue from brand operation and management services. Our future revenues will depend upon the timing and the level of market acceptance of our services, as well as upon our fees. The revenues derived from our services depend primarily on the acceptance by the public, which cannot be predicted and does not necessarily bear a direct correlation to the services provided.

Our business could be adversely impacted if we are unable to protect our intellectual property rights.

Our ability to compete depends, in part, upon successful protection of our intellectual property. We do not have the financial resources to protect our rights to the same extent as major brand operation and management companies. We will attempt to protect proprietary and intellectual property rights to our production through available copyright and trademark laws and licensing and distribution arrangements with reputable international companies in specific territories and media for limited durations. Despite these precautions, existing copyright and trademark laws afford only limited practical protection in certain countries. As a result, it may be possible for unauthorized third parties to copy and distribute our productions or certain portions or applications of our intended productions, which could have a material adverse effect on our business, results of operations and financial condition.

Litigation may also be necessary in the future to enforce our intellectual property rights, to protect our rights, or to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and the diversion of resources and could have a material adverse effect on our business, results of operations and financial condition. We cannot assure you that infringement or invalidity claims will not materially adversely affect our business, results of operations and financial condition. Regardless of the validity or the success of the assertion of these claims, we could incur significant costs and diversion of resources in enforcing our intellectual property rights or in defending against such claims, which could have a material adverse effect on our business, results of operations and financial condition.

If we fail to maintain effective internal controls over financial reporting, we may be subject to litigation and/or costly remediation and the price of our Common Stock may be adversely affected.

Failure to establish the required internal controls or procedures over financial reporting, or any failure of those controls or procedures once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Upon review of the required internal control over financial reporting and disclosure controls and procedures, our management and/or our auditors may identify material weaknesses and/or significant deficiencies that need to be addressed. Any actual or perceived weaknesses or conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of its internal control over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal control over financial reporting could adversely impact the price of our Common Stock and may lead to claims against us.

Global economic conditions, such as COVID-19, may adversely affect our industry, business and results of operations.

Our overall performance depends, in part, on worldwide economic conditions which historically is cyclical in character. Key international economies continue to be impacted by a recession, characterized by falling demand for a variety of goods and services, restricted credit, going concern threats to financial institutions, major multinational companies and medium and small businesses, poor liquidity, declining asset values, reduced corporate profitability, extreme volatility in credit, equity and foreign exchange markets and bankruptcies. By way of example, the automotive aftermarket, specifically fuel saving add-ons such as light-truck tonneau covers, is typically not as affected by economic slow-down or recession as other industries or market segments. In markets where our sales occur and go into recession, these conditions affect the rate of spending and could adversely affect our customers’ ability or willingness to purchase our products, and delay prospective customers’ purchasing decisions, all of which could adversely affect our operating results. In addition, in a weakened economy, companies that have competing products may reduce prices which could also reduce our average selling prices and harm our operating results.

Restaurants, like many other non-essential spending, has been hampered by COVID-19.

Due to the impact of COVID-19 around the world, the Company’s revenue was less than expected as governments around the world entered a lockdown to prevent the spread of COVID-19. Increased current unemployment and loss of income could cause our customers to spend their money elsewhere, on more essential products.

Any further disruptions from an uptick in new infections related to COVID-19 may materially harm out business prospects.

Further upticks in infection, and the related enforcement of governmental restrictions would materially hinder our ability to grow, as it would make it could interrupt our supply chain, as well as the financial condition of our intended customer base.

The restaurant industry may take longer to recover from the COVID-19 pandemic.

Increased current unemployment and loss of income, as well as any further disruptions from an uptick in new infections related to COVID-19 may materially harm out business prospects.

Concentration of Ownership in Certain Individuals may allow such Shareholders to Control the Company’s Business

The holders of our Preferred Stock control a majority of the voting interest of the Company. Following the offering, such shareholders will still hold a majority of the interest of the Company. Future issuances of Series A Preferred Stock could further dilute the existing holders of common stock. The conversion of the Preferred Stock is entirely optional and it can happen at any time. As a result, these shareholders will be able to exercise control over virtually all matters requiring shareholder approval, including the election of directors and approval of significant corporation transactions. Thus, these individuals who make up the present management will be able to maintain their positions and effectively operate the Company’s business, regardless of other investors’ preferences.

Risks Relating to Our Corporate Structure

U.S. Investors face added risks from the Company’s classification as a foreign private issuer.

Subject to the requirements and public policy considerations as stipulated under applicable PRC Laws relating to the enforceability of foreign court judgments, submission to foreign jurisdiction for dispute resolution and choice of law, and also subject to the conditions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement and Prospectus, (i) the irrevocable submission of the Company to the jurisdiction of any courts in the United States, the waiver by the Company of any objection to the venue of a proceeding in any such court, the waiver and agreement not to plead an inconvenient forum, the waiver of sovereign immunity

Under PRC Laws, neither the Material PRC Company, nor their respective properties, assets or revenues, are entitled to any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of any judgment, or from other legal processes or proceedings for the giving of any relief or for the enforcement of any judgment.

The Company’s principal executive offices and our officers and directors are located outside of the United States. This could make the enforcement and/or service of process of a shareholder claim or judgment difficult.

U.S shareholders may face difficulties in effecting service of process against the Company and our officers and director. Even with proper service of process, the enforcement of judgments obtained in U.S. courts or foreign courts based on the civil liability provisions of the U.S. federal securities laws would be extremely difficult. Furthermore, there would be added costs and issues with bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against the Company or its officers and directors, and they still may be fruitless.

We are faced with risks and uncertainties as a foreign enterprise under PRC laws.

As a company incorporated under the laws of Nevada, we are classified as a foreign enterprise under PRC laws and regulations, and our wholly-owned PRC subsidiary, SRAS, is a foreign-invested enterprise, or a FIE.

Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

The Ministry of Commerce of the People’s Republic of China (“MOFCOM”) published a discussion draft of the proposed Foreign Investment law (“Draft Foreign Investment Law”) in January 2015 aiming to, upon enactment, replace the existing laws regulating foreign investment in China, namely, the Sino-Foreign Equity Joint Venture Enterprise Law, the Sino-Foreign Cooperative Joint Venture Enterprise Law, and the Wholly Foreign-Invested Enterprise Law, together with their implementation rules and ancillary regulations. The MOFCOM is currently soliciting comments on this draft and substantial uncertainties exist with respect to its enactment timetable, interpretation and implementation. The Draft Foreign Investment Law, if enacted as proposed, may materially impact the viability of our current corporate structure, corporate governance, and business operation.

Among other things, the Draft Foreign Investment Law expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company is considered a FIE. Once an entity is determined to be an FIE, it will be subject to the foreign investment restrictions or prohibitions set forth in a “negative list,” which is classified into the “catalogue of prohibitions” and “catalogue of restrictions,” to be separately issued by the State Council later. Foreign investors are not allowed to invest in any sector set forth in the catalogue of prohibitions. If the FIE is engaged in the industry listed in the catalogue of restrictions, it needs market entry clearance by the MOFCOM. Otherwise, prior approval from governmental authorities as mandated by the existing foreign investment legal regime would no longer be required for establishment of the FIE.

Contractual arrangements WFOE has entered into may be subject to scrutiny by the PRC tax authorities and a finding that we owe additional taxes could substantially reduce our consolidated net income and the value of your investment.

Under PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. We could face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements of the WFOE do not represent arm’s-length prices and consequently adjust WFOE’s income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction, for PRC tax purposes, of expense deductions recorded by the WFOE, which could in turn increase its tax liabilities. In addition, the PRC tax authorities may impose late payment fees and other penalties on WFOE for any unpaid taxes. Our consolidated net income may be materially and adversely affected if WFOE’s tax liabilities increase or if they are subject to late payment fees or other penalties.

We rely on dividends paid by WFOE for our cash needs.

We rely primarily on dividends paid by WFOE for our cash needs, including the funds necessary to pay dividends and other cash distributions, if any, to our shareholders, to service any debt we may incur and to pay our operating expenses. The payment of dividends by entities organized in the PRC is subject to limitations as described herein. Under Nevada law, we may pay dividends from legally available realized and unrealized profits of the Company, and/or its share premium account and/or as otherwise permitted by the Companies Act, provided that we must be solvent before and after the dividend payment in the sense that we will be able to pay our debts as they become due in the ordinary course of business. If we determine to pay dividends on any of our common shares in the future, as a holding company, we will be dependent on receipt of funds from WFOE.

Pursuant to the Implementation Rules for the new Chinese enterprise income tax law, effective on January 1, 2008, dividends payable by a foreign investment entity to its foreign investors are subject to a withholding tax of up to 10%. Pursuant to Article 10 of the Arrangement Between the Mainland of China and the Hong Kong Special Administration Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income effective December 8, 2006, dividends payable by a foreign investment entity to its Hong Kong investor who owns 25% or more of the equity of the foreign investment entity is subject to a withholding tax of up to 5%.

The payment of dividends by entities organized in the PRC is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. WFOE is also required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its compulsory reserves fund until the accumulative amount of such reserves reaches 50% of its registered capital.

The transfer to this reserve must be made before distribution of any dividend to shareholders. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Risks Related to Doing Business in China

Our profitability may be seriously affected by fluctuations in exchange rates between the Renminbi and the U.S. dollar.

All of our revenue is denominated in Renminbi while our financial reporting is in U.S. dollars. As a result, any significant fluctuation in exchange rates may cause us to incur currency exchange translation and harm our financial condition and results of operations.

Movements in Renminbi exchange rates are affected by, among other things, changes in political and economic conditions and China’s foreign exchange regime and policy. The Renminbi has been unpegged from the U.S. dollar since July 2005 and, although the People’s Bank of China regularly intervenes in the foreign exchange market to limit fluctuations in Renminbi exchange rates, the Renminbi may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that the PRC authorities may lift restrictions on fluctuations in Renminbi exchange rates and lessen intervention in the foreign exchange market in the future.

To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all.

Governmental control of currency conversion may limit our ability to use our revenues effectively and the ability of our WFOE to obtain financing.

The PRC government imposes control on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive all our revenues in Renminbi, which currently is not a freely convertible currency. Restrictions on currency conversion imposed by the PRC government may limit our ability to use revenues generated in Renminbi to fund our expenditures denominated in foreign currencies or our business activities outside China. Under China’s existing foreign exchange regulations, Renminbi may be freely converted into foreign currency for payments relating to current account transactions, which include among other things dividend payments and payments for the import of goods and services, by complying with certain procedural requirements. Our WFOE is able to pay dividends in foreign currencies to us without prior approval from SAFE, by complying with certain procedural requirements Our WFOE may also retain foreign currency in its current account bank accounts for use in payment of international current account transactions. However, we cannot assure you that the PRC government will not take measures in the future to restrict access to foreign currencies for current account transactions.

Conversion of Renminbi into foreign currencies, and of foreign currencies into Renminbi, for payments relating to capital account transactions, which principally includes investments and loans, generally requires the approval of SAFE and other relevant PRC governmental authorities. Restrictions on the convertibility of the Renminbi for capital account transactions could affect the ability of WFOE to make investments overseas or to obtain foreign currency through debt or equity financing, including by means of loans or capital contributions from us. We cannot assure you that the registration process will not delay or prevent our conversion of Renminbi for use outside of China.

Adverse changes in political, economic and other policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could materially and adversely affect the growth of our business and our competitive position.

All of our business operations are conducted in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. Although the PRC economy has been transitioning from a planned economy to a more market-oriented economy since the late 1970s, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between the Renminbi and foreign currencies, and regulate the growth of the general or specific market. While the Chinese economy has experienced significant growth in the past 30 years, growth has been uneven, both geographically and among various sectors of the economy. As the PRC economy has become increasingly linked with the global economy, China is affected in various respects by downturns and recessions of major economies around the world. The various economic and policy measures enacted by the PRC government to forestall economic downturns or bolster China’s economic growth could materially affect our business. Any adverse change in the economic conditions in China, in policies of the PRC government or in laws and regulations in China could have a material adverse effect on the overall economic growth of China and market demand for our outsourcing services. Such developments could adversely affect our businesses, lead to reduction in demand for our services and adversely affect our competitive position.

Uncertainties with respect to the PRC legal system could have a material adverse effect on us.

The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since the late 1970s, the PRC government has been building a comprehensive system of laws and regulations governing economic matters in general. The overall effect has been to significantly enhance the protections afforded to various forms of foreign investments in China. We conduct our business primarily through our WFOE established in China. These companies are generally subject to laws and regulations applicable to foreign investment in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to predict the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into with our business partners, clients and suppliers. In addition, such uncertainties, including any inability to enforce our contracts, together with any development or interpretation of PRC law that is adverse to us, could materially and adversely affect our business and operations. Furthermore, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other more developed countries. We cannot predict the effect of future developments in the PRC legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us and other foreign investors, including you. In addition, any litigation in China may be protracted and result in substantial costs and diversion of our resources and management attention.

Since our operations and assets are located in China, shareholders may find it difficult to enforce a U.S. judgement against the assets of our Company, our directors and executive officers.

Our operation and assets are located in China. In addition, our executive officers and directors are non-residents of the U.S., and substantially all the assets of such persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against us or any of our officers or directors.

The approval of the China Securities Regulatory Commission, or the CSRC, may be required in connection with this offering under a recently adopted PRC regulation; any requirement to obtain prior CSRC approval could delay this offering and failure to obtain such approval, if required, could have a material adverse effect on our business, results of operation and reputation and could also create uncertainties for this offering.

In 2006, the CSRC and five other PRC regulatory agencies jointly promulgated the Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rule, which regulates foreign investment in PRC domestic enterprises. The M&A Rule requires offshore special purpose vehicles formed for the purposes of overseas listing of equity interests in PRC companies and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of the special purpose vehicle’s securities on an overseas stock exchange. The interpretation and application of the M&A Rule is currently unclear. If the CSRC or another PRC regulatory agency subsequently determines that prior CSRC approval was required, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations, limit our operating privileges, delay or restrict the repatriation of the proceeds from this offering into China or the payment or distribution of dividends by our PRC subsidiary, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects.

We face uncertainty regarding the PRC tax reporting obligations and consequences for certain indirect transfers of the stock of our operating company.

Under the current PRC tax regulations, indirect transfers of equity interests and other properties of PRC tax resident enterprises by non-PRC holding companies may be subject to PRC tax. In accordance with the Announcement of the State Administration of Taxation on Several Issues concerning the Enterprise Income Tax on the Indirect Transfers of Properties by Non-Resident Enterprises (“Announcement 7”) issued by the SAT on February 3, 2015, if a non-PRC tax resident enterprise indirectly transfers equities and other properties of a PRC tax resident enterprise and such indirect transfer will produce a result identical or substantially similar to direct transfer of equity interests and other properties of the PRC tax resident enterprise, the non-PRC tax resident enterprise may be subject to PRC withholding tax at a rate up to 10%. The Announcement of the State Administration of Taxation on Matters Concerning Withholding of Income Tax of Non-resident Enterprises at Source (“Announcement 37”), which was issued by SAT on October 17, 2017 and became effective on December 1, 2017, renovates the principles and procedures concerning the indirect equity transfer tax withholding for a non-PRC tax resident enterprise. Failure to comply with the tax payment obligations by a non-PRC tax resident will result in penalties, including full payment of tax owed, fines and default interest on those tax.

According to Announcement 7, where a non-resident enterprise indirectly transfers equity interests or other properties of PRC tax resident enterprises (“PRC Taxable Property”) to avoid its tax liabilities by implementing arrangements without reasonable commercial purpose, such indirect transfer shall be recharacterized and recognized as a direct transfer of PRC Taxable Property. As a result, gains derived from such indirect transfer and attributable to PRC Taxable Property may be subject to PRC withholding tax at a rate of up to 10%. In respect of an indirect offshore transfer of property of a PRC establishment or place of business of a foreign enterprise, the resulting gain is to be included with the annual enterprise filing of the PRC establishment or place of business being transferred and would consequently be subject to PRC enterprise income tax at a rate of 25%. Announcement 7 further sets forth certain “safe harbors” which would be deemed to have a reasonable commercial purpose. As a general principle, the SAT also issued the Administration of General Anti-Tax Avoidance (Trial Implementation) (“GATA”), which became effective on February 1, 2015 and empowers the PRC tax authorities to apply special tax adjustments for “tax avoidance arrangements.”

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC Taxable Property are involved, such as offshore restructuring, sale of the shares in our offshore subsidiary and investments. Our Company may be subject to withholding obligations if our Company is considered as a transferee in such transactions, under Announcement 7 and Announcement 37. For transfer of shares in our Company by investors who are non-PRC resident enterprises, our PRC subsidiary may be required to expend valuable resources to comply with Announcement 7 and Announcement 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have an adverse effect on our financial condition and results of operations.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability and limit our ability to acquire PRC companies or to inject capital into WFOE, limit WFOE’s ability to distribute profits to us, or otherwise materially and adversely affect us.

Under the Circular of the State Administration of Foreign Exchange on Issues concerning Foreign Exchange Administration over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles, or Circular 37, issued by SAFE, prior registration with the local SAFE branch is required for PRC residents to contribute domestic assets or interests to offshore companies, known as SPVs. Moreover, Circular 37 applies retroactively. As a result, PRC residents who have contributed domestic assets or interest to a SPV, but failed to complete foreign exchange registration of overseas investments as required before July 4, 2014 shall send a letter to SAFE and its branches for explanation. SAFE and its branches shall, under the principle of legality and legitimacy, conduct supplementary registration, and impose administrative punishment on those in violation of the administrative provisions on the foreign exchange pursuant to the law.

We have requested our shareholders who are PRC residents to make the necessary applications, filings and amendments as required under Circular 37 and other related rules. We attempt to comply, and attempt to ensure that our shareholders who are subject to these rules comply with the relevant requirements. However, we cannot provide any assurances that all of our shareholders who are PRC residents will comply with our request to make or obtain any application registrations or comply with other requirements required by Circular 37 or other related rules. The failure or inability of our PRC resident shareholders to make any required registrations or comply with other requirements may subject such shareholders to fines and legal sanctions and may also limit our ability to contribute additional capital into or provide loans to (including using the proceeds from this offering) SRAS, limiting the ability of SRAS to pay dividends or otherwise distribute profits to us.

Failure to comply with the Individual Foreign Exchange Rules relating to the overseas direct investment or our PRC resident shareholders’ engaging in the issuance or trading of securities overseas may subject them to fines or other liabilities.

Other than Circular 37, our ability to conduct foreign exchange activities in China may be subject to interpretation and enforcement of the Implementation Rules of the Administrative Measures for Individual Foreign Exchange promulgated by SAFE in January 2007 (as amended and supplemented, the “Individual Foreign Exchange Rules”). Under the Individual Foreign Exchange Rules, any PRC individual seeking to make a direct investment overseas or engage in the issuance or trading of negotiable securities or derivatives overseas must make the appropriate registrations in accordance with SAFE provisions. PRC individuals who fail to make such registrations may be subject to warnings, fines or other liabilities.

We may not be fully informed of the identities of all our beneficial owners who are PRC residents. For example, because the investment in or trading of our shares will happen in an overseas public or secondary market where shares are often held with brokers in brokerage accounts, it is unlikely that we will know the identity of all of our beneficial owners who are PRC residents. Furthermore, we have no control over any of our future beneficial owners and we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the Individual Foreign Exchange Rules.

It is uncertain how the Individual Foreign Exchange Rules will be interpreted or enforced and whether such interpretation or enforcement will affect our ability to conduct foreign exchange transactions. Because of this uncertainty, we cannot be sure whether the failure by any of our PRC resident shareholders to make the required registration will subject our subsidiaries to fines or legal sanctions on their operations, delay or restriction on repatriation of proceeds of this offering into the China, restriction on remittance of dividends or other punitive action that would have a material adverse effect on our business, results of operations and financial condition.

PRC regulation of loans and direct investment by offshore holding companies to or in PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to WFOE, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

In using the proceeds from this public offering or any future offerings, we may make loans to the WFOE. Any loans to either are subject to PRC regulations and approvals. For example, loans by us to our WFOE in China cannot exceed statutory limits and must be registered with SAFE or its local counterpart. We may also decide to finance our WFOE through capital contributions. These capital contributions must be approved by the Ministry of Commerce in China or its local counterpart. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. If we fail to receive such registrations or approvals, our ability to use the proceeds of this offering and to capitalize our PRC operations may be negatively affected, which could adversely and materially affect our liquidity and our ability to fund and expand our business.

The SAFE’s Circular on Reforming the Administration Approach Regarding the Foreign Exchange Capital Settlement of Foreign-invested Enterprises (“Circular 19”) provides that the conversion from foreign currency registered capital of foreign-invested enterprises into the Renminbi capital may be at foreign-invested enterprises’ discretion, which means that the foreign currency registered capital of foreign-invested enterprises for which the rights and interests of monetary contribution has been confirmed by the local foreign exchange bureau (or the book-entry of monetary contribution has been registered) can be settled at the banks based on the actual operational needs of the enterprises.

Further, according to Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of banks loans that have been transferred to a third party. Although Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in China in actual practice.

In July 2016, the SAFE promulgated the Circular on Reforming and Standardizing the Administrative Provisions on Capital Account Foreign Exchange (“Circular 16”), which applies to all domestic enterprises in China. Circular 16 reiterates some of the rules set forth in Circular 19 but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises.

Circular 19 and Circular 16 may significantly limit the ability of our WFOE to transfer and use Renminbi funds from its foreign currency denominated capital, which may adversely affect our business, financial condition and results of operations.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or with respect to future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we received from our initial public offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We must remit the offering proceeds to our WFOE in China before they may be used to benefit our business in China. This process may take a number of months and we will be unable to use the proceeds to grow our business in the meantime.

The proceeds of this offering must be sent back to China, and the process for sending such proceeds back to our WFOE in China may take several months after the closing of this offering. In order to remit the offering proceeds to China, we will take the following actions:

●	First, we will open a special foreign exchange account for capital account transactions. To open this account, we must submit to SAFE certain application forms, identity documents, transaction documents, form of foreign exchange registration of overseas investments by domestic residents, and foreign exchange registration certificate of the invested company.

●	Second, we will remit the offering proceeds into this special foreign exchange account.

●	Third, we will apply for settlement of the foreign exchange. In order to do so, we must submit to SAFE certain application forms, identity documents, payment order to a designated person, and a tax certificate.

The timing of the process is difficult to estimate because the efficiencies of different SAFE branches can vary materially. Ordinarily, the process takes several months to complete. We may be unable to use these proceeds to grow our business until we receive such proceeds in China.

We may be classified as a “resident enterprise” for PRC enterprise income tax purposes; such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

The PRC enterprise income tax law and its implementing rules provide that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” under PRC tax laws. The implementing rules define the term “de facto management bodies” as a management body which substantially manages, or has control over the business, personnel, finance and assets of an enterprise. Circular 82, issued by the State Administration of Taxation, provides that a foreign enterprise controlled by a PRC company or a group of PRC companies will be classified as a “resident enterprise” with its “de facto management body” located within China if all of the following requirements are satisfied: (1) the senior management and core management departments in charge of its daily operations function are mainly in China; (2) its financial and human resources decisions are subject to determination or approval by persons or bodies in China; (3) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in China; and (4) at least half of the enterprise’s directors with voting right or senior management reside in China. To provide more guidance on the implementation of Circular 82, the State Administration of Taxation issued Bulletin 45, which clarifies certain matters relating to resident status determination, post-determination administration and competent tax authorities.

The State Administration of Taxation since issued a bulletin to provide more guidance on the implementation of Circular 82. This bulletin further provides that, among other things, an entity that is classified as a “resident enterprise” in accordance with the circular shall file the application for classifying its status of residential enterprise with the local tax authorities where its main domestic investors are registered. From the year in which the entity is determined to be a “resident enterprise,” any dividend, profit and other equity investment gain shall be taxed in accordance with the enterprise income tax law and its implementing rules.

Currently, there are no detailed rules or precedents governing the procedures and specific criteria for determining de facto management bodies which are applicable to our company or our overseas subsidiary. If our company or any of our overseas subsidiaries is considered a PRC tax resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, our company or our overseas subsidiary will be subject to the uniform 25% enterprise income tax rate as to our global income as well as PRC enterprise income tax reporting obligations. Second, although under the Enterprise Income Tax Law and its implementing rules dividends paid to us from our PRC subsidiary would qualify as tax-exempted income, we cannot assure you that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, dividends payable by us to our shareholders and gain on the sale of our shares may become subject to PRC withholding tax. It is possible that future guidance issued with respect to the new resident enterprise classification could result in a situation in which a withholding tax of 10% for our non-PRC enterprise shareholders or a potential withholding tax of 20% for individual investors is imposed on dividends we pay to them and with respect to gains derived by such investors from transferring our shares. In addition to the uncertainty in how the new resident enterprise classification could apply, it is also possible that the rules may change in the future, possibly with retroactive effect. If we are required under the Enterprise Income Tax law to withhold PRC income tax on our dividends payable to our foreign shareholders, or if we are required to pay PRC income tax on the transfer of our shares under the circumstances mentioned above, the value of your investment in our shares may be materially and adversely affected. It is unclear whether, if we are considered a PRC resident enterprise, holders of our shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas.

Our current employment practices may be restricted under the PRC Labor Contract Law and our labor costs may increase as a result.

The PRC Labor Contract Law and its implementing rules impose requirements concerning contracts entered into between an employer and its employees and establishes time limits for probationary periods and for how long an employee can be placed in a fixed-term labor contract. Because the Labor Contract Law and its implementing rules have not been in effect very long and because there is lack of clarity with respect to their implementation and potential penalties and fines, it is uncertain how it will impact our current employment policies and practices. We cannot assure you that our employment policies and practices do not, or will not, violate the Labor Contract Law or its implementing rules and that we will not be subject to related penalties, fines or legal fees. If we are subject to large penalties or fees related to the Labor Contract Law or its implementing rules, our business, financial condition and results of operations may be materially and adversely affected. In addition, according to the Labor Contract Law and its implementing rules, if we intend to enforce the non-compete provision with an employee in a labor contract or non-competition agreement, we have to compensate the employee on a monthly basis during the term of the restriction period after the termination or ending of the labor contract, which may cause extra expenses to us. Moreover, the Labor Contract Law and its implementation rules require certain terminations to be based upon seniority rather than merit, which significantly affects the cost of reducing workforce for employers. In the event we decide to significantly change or decrease our workforce in the PRC, the Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our circumstances or in a timely and cost effective manner, thus our results of operations could be adversely affected.

Furthermore, the economy in China has experienced increases in inflation and labor costs in recent years. As a result, average wages in the PRC are expected to continue to increase. In addition, we are required by PRC laws and regulations to pay various statutory employee benefits, including pension, housing fund, medical insurance, on-the-job injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to control our labor costs or pass on these increased labor costs to our users by increasing the fees of our services, our financial condition and results of operations may be adversely affected.

The United States Senate has passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would decrease the number of “non-inspection years” from three years to two years, and thus, would reduce the time before your securities may be prohibited from trading or delisted.

Assuming the enactment of the Accelerating Holding Foreign Companies Accountable Act, our common shares may be prohibited from trading or even delisted in two years from the completion of the offering. Furthermore, the Commission adopted rules to implement the HFCAA and, pursuant to the HFCAA, the PCAOB has issued its report notifying the Commission of its determination that it is unable to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. Therefore, our common shares are at advanced risk of prohibition from trading or delisting in two years from the offering.

We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies. PRC Governmental Agencies may intervene or influence the Company’s operations at any time, which could result in a material change in the Company’s operations and/or the value of the Common shares. There is a risk that such action could significantly limit or completely hinder the Company’s ability to offer or continue to offer any securities to investors and cause the value of such securities to significantly decline or be worthless.

Adverse changes in economic and political policies of the PRC government could have a material and adverse effect on overall economic growth in China, which could materially and adversely affect our business. General macroeconomic conditions may materially and adversely affect our business, prospects, results of operations and financial position. The PRC government’s control over foreign currency conversion may adversely affect our business and results of operations and our ability to remit dividends. PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our operating subsidiary in China, which could materially and adversely affect our liquidity and our ability to fund and expand business.

The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions. Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment. The M&A Rules, among other things, purport to require CSRC approval prior to the listing and trading on an overseas stock exchange of the securities of an offshore special purpose vehicle established or controlled directly or indirectly by Material PRC Companies or individuals and formed for the purpose of overseas listing through the acquisition of PRC domestic interests held by such Material PRC Companies or individuals.

Based on our understanding of the explicit provisions under PRC Laws, and assuming no offer, issuance or sale of the Common shares has been or will be made directly or indirectly within the PRC, a prior approval from the CSRC is not required for the Offering. However, there are substantial uncertainties regarding the interpretation and application of the M&A Rules, other PRC Laws and future PRC laws and regulations, and there can be no assurance that any Governmental Agency will not take a view that is contrary to or otherwise different from our opinions stated herein. Subject to any applicable administrative procedures required by PRC Laws, and provided that all required Governmental Authorizations have been duly obtained, the due application of the net proceeds to be received by the Company from the issue Common shares as disclosed in the Prospectus under the caption “Use of Proceeds” does not and immediately after the Offering will not contravene any applicable PRC Laws, the articles of association or the business licenses of the Material PRC Companies, except for such contravention or default which would not be reasonably expected to have a Material Adverse Effect.

The audit report included in this Amendment is prepared by an auditor who may not have been not inspected by the Public Company Accounting Oversight Board and as such, our investors are deprived of the benefits of such inspection. The Company could be delisted if it is unable to timely meet the PCAOB inspection requirements established by the Holding Foreign Companies Accountable Act.

As a public company with securities quoted on the OTC Pink Sheets, we will be required to have our financial statements audited by an independent registered public accounting firm registered with the PCAOB. A requirement of being registered with the PCAOB is that if requested by the SEC or PCAOB, such accounting firm is required to make its audits and related audit work papers be subject to regular inspections to assess its compliance with the applicable professional standards. Since our auditor is located in PRC, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities due to various state secrecy laws and the revised Securities Law, the PCAOB currently has limited access to inspect the work of our auditor. The lack of access to the PCAOB inspection in PRC prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in PRC. As a result, the investors may be deprived of the benefits of such PCAOB inspections. Despite an agreement between the U.S. and the PRC in October of 2022, the limited ability of the PCAOB to conduct inspections of auditors in PRC makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of PRC that are subject to the PCAOB inspections.

On December 18, 2020, the Holding Foreign Companies Accountable Act, or HFCAA, was enacted. In essence, the act requires the SEC to prohibit securities of any foreign companies from being listed on U.S. securities exchanges or traded “over-the-counter” if a company retains a foreign accounting firm that cannot be inspected by the PCAOB for three consecutive years, beginning in 2021. Our independent registered public accounting firm is located in and organized under the laws of PRC, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities, and therefore our auditors are not currently inspected by the PCAOB.

On March 24, 2021, the SEC adopted interim final amendments, which will become effective 30 days after publication in the Federal Register, relating to the implementation of certain disclosure and documentation requirements of the HFCAA. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. Before any registrant will be required to comply with the interim final amendments, the SEC must implement a process for identifying such registrants. As of the date of this Amendment, the SEC is seeking public comment on this identification process. Consistent with the HFCAA, the amendments will require any identified registrant to submit documentation to the SEC establishing that the registrant is not owned or controlled by a government entity in that jurisdiction, and will also require, among other things, disclosure in the registrant’s annual report regarding the audit arrangements of, and government influence on, such registrant.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act which, if enacted, would decrease the number of non-inspection years from three years to two, thus reducing the time period before our securities may be delisted or prohibited from trading.

On November 5, 2021, the SEC approved PCAOB Rule 6100, Board Determination Under the Holding Foreign Companies Accountability Act, effective immediately. The rule establishes “a framework for the PCAOB’s determinations under the HFCAA that the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by an authority in that jurisdiction.”

On December 2, 2021, SEC has announced the adoption of amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (Commission-Identified Issuers). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the adopting release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission- Identified Issuers, as required by the HFCAA. The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022.

On December 16, 2021, PCAOB issued a report on its determinations that PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the People’s Republic of China (PRC), because of positions taken by PRC authorities in those jurisdictions. The PCAOB made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. The audit report included in this registration statement for the year ended December 31, 2022, was issued by HAOXIN, an audit firm headquartered in PRC, a jurisdiction that the PCAOB has determined the PCAOB may be unable to conduct inspections or investigate auditors, despite a recent treaty allowing the PCAOB to review the audit papers of firms in the PRC. Our auditors HAOXIN is among those listed by the PCAOB Mainland China Determination, a determination announced by the PCAOB on December 16, 2021 that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in PRC, because of a position taken by one or more authorities in PRC. As a result, we and investors in our common stock may be deprived of the benefits of such full PCAOB inspections. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in PRC makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of PRC that are subject to the PCAOB inspections. In addition, under the HFCAA, our securities may be prohibited from trading on the U.S. stock exchanges or in the over the counter trading market in the U.S. if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our common stock being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges or in the over the counter trading market in the U.S. if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. In the future, if we do not engage an auditor that is subject to regular inspection by the PCAOB, our common stocks may be delisted.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended that the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The enactment of the HFCAA and the implications of any additional rulemaking efforts to increase U.S. regulatory access to audit information in China could cause investor uncertainty for affected SEC registrants, including us, and the market price of our stock could be materially adversely affected. Additionally, whether the PCAOB will be able to conduct inspections of our auditors in the next three years, or at all, is subject to substantial uncertainty and depends on a number of factors out of our control. If we are unable to meet the PCAOB inspection requirement in time, our stock will not be permitted for trading “over-the counter” either. Such a delisting would substantially impair your ability to sell or purchase our stock when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our stock. Also, such a delisting would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition and prospects.

Risks Related to our Common Stock

The OTC and share value

Our Common Stock trades over the counter, which may deprive stockholders of the full value of their shares. Our stock is quoted via the Over-The-Counter (“OTC”) Pink Sheets under the ticker symbol “SIPN”. Therefore, our Common Stock is expected to have fewer market makers, lower trading volumes, and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for our Common Stock.

Low market price

A low market price would severely limit the potential market for our Common Stock. Our Common Stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain Commission rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our Common Stock.

Lack of market and state blue sky laws

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws. The holders of our shares of Common Stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC, investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding our Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin.

Accordingly, our shares of Common Stock should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Penny stock regulations

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our Common Stock. The Commission has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our Common Stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our Common Stock will qualify for exemption from the Penny Stock Rule. In any event, even if our Common Stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.

Rule 144 Risks

Sales of our Common Stock under Rule 144 could reduce the price of our stock. There are 1,301,493,002 issued and outstanding shares of our Common Stock that Rule 144 of the Securities Act defines as restricted securities.

These shares will be subject to the resale restrictions of Rule 144, should we hereinafter cease being deemed a “shell company”. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least twelve months, affiliates may not sell more than 1.0% of the total issued and outstanding shares in any 90-day period, and affiliates must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of Common Stock under Rule 144 could reduce prevailing market prices for our securities.

No audit or compensation committee

Because we do not have an audit or compensation committee, stockholders will have to rely on our entire Board of Directors, none of which are independent, to perform these functions. We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole. No members of our Board of Directors are independent directors. Thus, there is a potential conflict in that Board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Security laws exposure

We are subject to compliance with securities laws, which exposes us to potential liabilities, including potential rescission rights. We may offer to sell our shares of our Common Stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial pre-emption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which we have relied, we may become subject to significant fines and penalties imposed by the Commission and state securities agencies.

No cash dividends

Because we do not intend to pay any cash dividends on our Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on shares of our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares of our Common Stock when desired.

We cannot assure you that a market will develop for our Common Stock or what the market price of our Common Stock will be.

There is a limited trading market for our Common Stock. There is no assurance that an active market for our Common Stock will develop as a result of our operation of SRAS even if we are successful. If a market does not develop or is not sustained, it may be difficult for you to sell your shares of Common Stock at an attractive price or at all. We cannot predict the prices at which our Common Stock will trade. It is possible that, in future quarters, our operating results may be below the expectations of securities analysts or investors. As a result of these and other factors, the price of our Common Stock may decline or may never become liquid.

Risks Related to Industry

Success depends on external factors in the restaurant industry.

Operating in the restaurant production industry involves a substantial degree of risk. Each restaurant is unique and depends on unpredictable tastes. There can be no assurance that our restaurant clients will be favorably received.

A decline in the popularity of restaurants could adversely impact our business.

Because our operations are affected by general economic conditions and consumer tastes, our future success is unpredictable. The demand for restaurant dining tends to be highly sensitive to consumers’ disposable incomes, and thus a decline in general economic conditions could, in turn, have a material adverse effect on our business, operating results and financial condition and the price of our Common Stock.

Public tastes are unpredictable and subject to change and may be affected by changes in the country’s political and social climate. A change in public tastes could have a material adverse effect on our business, operating results and financial condition and the price of our Common Stock.

A decline in general economic conditions could adversely affect our business.

Our operations are affected by general economic conditions, which generally may affect consumers’ disposable income. The demand for restaurant dining tends to be highly sensitive to the level of consumers’ disposable income. A decline in general economic conditions could reduce the level of discretionary income that our fans and potential fans have to spend on our live and televised entertainment and consumer products, which could adversely affect our revenues.

Use of Proceeds

We will receive gross proceeds of up to $1,200,000 from the sale of shares we are registering to sell at $0.01 per share, in an offering conducted by our officers and directors on a best-efforts basis.

The net proceeds to us from the sale of the shares which we intend to offer to new investors, after the offering expenses detailed herein, would be a maximum of $1,150,000. We do not intend to engage any broker/dealers for the sale of the shares, and thus do not expect to pay any sales commissions.

These proceeds would be received from time to time as sales of these shares are made by us. As set forth in the following table, we will use those proceeds primarily for payment of general corporate purposes with the remainder used for administrative and legal expenses for operations. We intend to use the proceeds in the following order of priority:

	Assumed Offering #1(1)(5)	Percent	Assumed Offering #2(2)(5)	Percent	Assumed Offering #3(3)(5)	Percent	Maximum Offering(4)(5)	Percent
Offering Expenses	$50,000	16.7%	$50,000	8.3%	$50,000	5.6%	$50,000	4.2%
Administrative Expenses	$50,000	16.7%	$50,000	8.3%	$50,000	5.6%	$50,000	4.2%
General Corporate Purposes	$150,000	50.0%	$420,000	70.0%	$720,000	80.0%	$1,020,000	85.0%
Legal and Professional Fees	$50,000	16.7%	$80,000	13.3%	$80,000	8.9%	$80,000	6.7%
Total	$300,000	100%	$600,000	100%	$900,000	100%	$1,200,000	100%

(1)	Assumes that we only raise 25% in this offering. This offering is conducted on a best-efforts basis with no minimum; therefore, we could raise significantly less than $1,200,000.
(2)	Assumes that we only raise 50% in this offering. This offering is conducted on a best-efforts basis with no minimum; therefore, we could raise significantly less than $1,200,000.
(3)	Assumes that we only raise 75% in this offering. This offering is conducted on a best-efforts basis with no minimum; therefore, we could raise significantly less than $1,200,000.
(4)	Assumes that we raise the full amount of our Maximum Offering hereunder, or $1,200,000. This offering is conducted on a best-efforts basis with no minimum; therefore, we could raise significantly less than $1,200,000.
(5)	The Offering is being sold by our officers and directors, who will not receive any compensation for their efforts. No sales fees or commissions will be paid to such officers or directors. Shares may be sold by registered broker or dealers who are members of the NASD and who enter into a Participating Dealer Agreement with the Company. Such brokers or dealers may receive commissions up to ten percent (10%) of the price of the Shares sold.

The above estimated amounts are only for initial working purposes since we do not know how much we will need to spend on these items. Even if we are able to sell the maximum shares, we do not know how long these funds will last, and we have no other specific plans for raising additional funds. The portion of any net proceeds not immediately required will be invested in certificates of deposit or similar short-term interest bearing instruments.

We are dependent on $400,000 of the proceeds of this offering to finance our operations and grow the Company and its subsidiaries for the next 12 months. The majority of the proceeds will go toward corporate overhead.

Determination of Offering Price

Our offering price of $0.01 per share was arbitrarily determined based upon a discount to the current market price. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

There is no assurance that our common stock will trade at market prices in excess of the offering price hereunder as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

Dilution

We are offering our common stock at a price per share that is significantly more than the price per share paid by our current stockholders for our common stock, as well as the current market price of our common stock. We are offering for sale up to 140,000,000 shares of common stock with $1,150,000 of the proceeds going to the Company. If you purchase Shares in this offering, you will experience immediate and substantial dilution.

Dilution represents the difference between the price per share paid by purchasers in this offering and the net tangible book value per share. Net tangible book value per share represents our net tangible assets (our total tangible assets less our total liabilities), divided by the number of shares of Common Stock outstanding at the time of the offering, 1,340,506,117 issued and outstanding shares of Common Stock. As of December 31, 2022, our net tangible book value per share was ($0.0002) per share.

The table below illustrates the pro forma per share dilution described above assuming 140,000,000 shares are sold.

After giving effect to the sale of the maximum of 140,000,000 Shares being offered in this offering, at $0.01 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would be $845,571 and increase by $0.0008 per share.

The table below illustrates the pro forma per share dilution described above assuming 90,000,000 shares are sold.

After giving effect to the sale of 75% of the Shares (90,000,000) shares being offered in this offering, at $0.01 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would be $545,571 and increase by $0.0006 per share.

The table below illustrates the pro forma per share dilution described above assuming 60,000,000 shares are sold.

After giving effect to the sale of 50% of the Shares (60,000,000 shares) being offered in this offering, at $0.01 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would be $245,571 and increase by $0.0004 per share.

The table below illustrates the pro forma per share dilution described above assuming 30,000,000 shares are sold.

After giving effect to the sale of 25% of the Shares (30,000,000 shares) being offered in this offering, at $0.01 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would be -$54,429 and increase by $0.0002 per share.

The table below illustrates the pro forma per share dilution described above assuming 12,000,000 shares are sold.

After giving effect to the sale of 10% of the Shares (12,000,000 shares) being offered in this offering, at $0.01 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would be -$234,429 an increase by $0.0001 per share.

The table below indicates the relative aggregate cash investment and stock ownership of new investors in this offering:

Percentage of offering sold	100%	75%	50%	25%	10%
Price per share	$0.01	$0.01	$0.01	$0.01	$0.01
Total shares purchased	140,000,000	105,000,000	70,000,000	35,000,000	14,000,000
Total proceeds of shares purchased	$1,400,000	$1,050,000	$700,000	$350,000	$140,000
less: offering costs	$(50,000)	$(50,000)	$(50,000)	$(50,000)	$(50,000)
Net proceeds from offering	$1,350,000	$1,000,000	$650,000	$300,000	$90,000

Net Tangible book value as of December 31, 2022	$(305,383)	$(305,383)	$(305,383)	$(305,383)	$(305,383)
Net Tangible book value after the offering	$1,044,617	$694,617	$344,617	$(5,383)	$(215,383)

Total shares issued at time of offering	1,340,506,117	1,340,506,117	1,340,506,117	1,340,506,117	1,340,506,117
Total shares issued after the offering	1,480,506,117	1,445,506,117	1,410,506,117	1,375,506,117	1,354,506,117
Net tangible book value per share as of December 31, 2022	$(0.0002)	$(0.0002)	$(0.0002)	$(0.0002)	$(0.0002)
Net tangible book value per share after the offering	$0.0007	$0.0005	$0.0002	$(0.0000)	$(0.0002)
Net tangible book value per share increase to present shareholders	$0.0009	$0.0007	$0.0005	$0.0002	$0.0001
Dilution to investors	$0.0093	$0.0095	$0.0098	$0.0100	$0.0102

Percentage of ownership to present shareholders after the offering	90.5%	92.7%	95.0%	97.5%	99.0%

Purchasers of stock in the offering
Price per Share	0.01	0.01	0.01	0.01	0.01

Management’s Discussion and Analysis of Financial Condition and Results of Operation

The following discussion and analysis should be read in conjunction with our financial statements and related notes thereto.

Forward Looking Statements

The following information specifies certain forward-looking statements of the management of our Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information statement have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guaranty that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements. Such forward-looking statements include statements regarding our anticipated financial and operating results, our liquidity, goals, and plans.

All forward-looking statements in this Form S-1 are based on information available to us as of the date of this report, and we assume no obligation to update any forward-looking statements.

Overview

SIPP International Industries, Inc. (the “Company”) is a Nevada Corporation formed on January 10, 1991. The Company’s year ends March 31 and it has never been in bankruptcy, receivership, or any similar proceedings. The Company was in the business of overseeing the development of several product lines, encompassing a Food & Beverage Division, a High-Tech Storage Transport Container Division, and a Hospitality Division. The company ceased operations in 2014.

On July 11, 2019, Custodian Ventures LLC, applied for appointment as Custodian of SIPP International Industries, Inc. with the eighth judicial District Court of Nevada.

On August 28, 2019, the eighth judicial District Court of Nevada appointed Custodian Ventures LLC as custodian for SIPP International Industries, Inc., proper notice having been given to the officers and directors of SIPP International Industries, Inc. There was no opposition.

On August 29, 2019, the Company filed a certificate of revival with the state of Nevada, appointing David Lazar as, President, Secretary, Treasurer and Director.

On November 26, 2020, Custodian Ventures LLC entered into a stock purchase agreement whereby it transferred 10,000,000 shares of Preferred Stock to Kris Tabetando and Hemingway Investments LLC in exchange for $152,000 in cash. Kris Tabetando acquired 2,500,000 Preferred A Shares from Custodian Ventures LLC. Hemingway Investments LLC controlled by Issac Qureshi acquired 7,500,000 Preferred A Shares from Custodian Ventures LLC. As a result of the sale, and the resignation of David Lazar as sole officer and director of the Company, there was a change of control of the Company. Kris Tabetando was appointed CEO and director of the Company. There is no family relationship or other relationship between the Seller and the Purchasers.

On August 30, 2022 Chenxu International Investment Holding Group Limited (“Chenxu”), a BVI company purchased 248,101,224 shares of common stock and 10,000,000 shares of Series A Preferred Sock for $225,000. Subsequent to the purchase of these shares which represented controlling interest of the Company, Chenxu converted the 10,000,000 Series A Preferred Shares into 500,000,000 million shares of common stock.

On October 31, 2022, the Company entered into an agreement with Chengzhao International Holdings Ltd, a British Virgin Islands corporation (“CIHL”), whereunder the Company acquired 100% ownership interest in CIHL for the issuance of 100,000,000 shares of the Company’s common stock. CIHL through its China based subsidiaries, Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd is a professional prefabricated food supply chain company that links upstream and downstream resources, promotes the standardization of Chinese food, provides a full-link solution for family food, and focuses on consumption, sales and experience in the retail consumer market. The transaction closed effective November 1, 2022 and has been treated as a business combination under common control.

The Company’s accounting year-end is December 31.

Business Overview

Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd (SRAS) is a professional prefabricated food supply chain company that links upstream and downstream resources, promotes the standardization of Chinese food, provides full link solutions for family food, and focuses on the consumption, sales and experience of the c-end consumer market. Through close cooperation with the central kitchen (prefabricated vegetable factory), SRAS has made use of the advantages of the central kitchen in source procurement of traceable raw materials, food research and development, production standardization, strict product quality control, and efficient production to achieve the standardization of Chinese food. Through the perfect combination with the central kitchen, cold chain logistics system and robot chain restaurants, SRAS has created a closed loop of prefabricated vegetable business ecology from the upstream central kitchen to the downstream chain restaurants and consumers.

Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd (SRAS) is a professional prefabricated food supply chain company that links upstream and downstream resources, promotes the standardization of Chinese food, provides full link solutions for family food, and focuses on the consumption, sales and experience of the c-end consumer market. Through close cooperation with the central kitchen (prefabricated vegetable factory), SRAS has made use of the advantages of the central kitchen in source procurement of traceable raw materials, food research and development, production standardization, strict product quality control, and efficient production to achieve the standardization of Chinese food. Through the perfect combination with the central kitchen, cold chain logistics system and robot chain restaurants, SRAS has created a closed loop of prefabricated vegetable business ecology from the upstream central kitchen to the downstream chain restaurants and consumers.

On August 26, 2021, Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd (SRAS) was incorporated pursuant to the PRC law.

On September 27, 2022, we established a holding company, Chengzhao International Holdings Ltd. (CIHL), under the laws of the British Virgin Islands (BVI).

On September 27, 2022, CIHL acquired 100% ownership interest in SRAS. SRAS becomes a wholly foreign owned enterprise pursuant to the PRC law.

On October 31, 2022, the Company entered into an agreement with Chengzhao International Holdings Ltd, a British Virgin Islands corporation (“CIHL”), whereunder the Company acquired 100% ownership interest in CIHL for the issuance of 100,000,000 shares of the Company’s common stock. CIHL through its China based subsidiaries, Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd is a professional prefabricated food supply chain company that links upstream and downstream resources, promotes the standardization of Chinese food, provides a full-link solution for family food, and focuses on consumption, sales and experience in the retail consumer market. The transaction closed effective November 1, 2022 and has been treated as a business combination under common control.

Our services

Central kitchen prefabricated dish supply chain

Central kitchen’s prefabricated vegetable supply chain: The central kitchen has made use of the advantages of traceable source procurement of raw materials, food research and development, production standardization, strict product quality control, and efficient production to achieve the standardization of Chinese food. One person has a thousand tastes, and one person has a thousand tastes. At the same time, it strictly abides by the regulations of the Market Supervision Administration and various departments, controls all levels of production, and achieves pollution-free, clean, transparent workshops, The product is green and healthy without any addition.

Intelligent robot restaurant

Chain restaurants use the perfect combination of scientific and technological intelligent robot cooking machine and prefabricated dishes to complete one click cooking without the need for a chef, effectively reducing the cost and efficiency of restaurant operations, and improving the profitability of the restaurant. At the same time, the restaurant is equipped with an intelligent unmanned cabinet to ensure the storage of prefabricated dishes. At the same time, consumers can also directly select the dishes they need by brushing their faces to pay. The robot scans the code to finish one click cooking, and the dishes can be served in 3-5 minutes. At the same time, through the consumption and experience of the restaurant, we can establish our customer group. Customers can also directly buy their own pre prepared dishes to take home for cooking through the Smart Life Super Counter.

Results of Operations for the Year Ended December 31, 2022 Compared to the Year Ended December 31, 2021

Revenue

For the year ended December 31, 2022, we recorded $692,308 in revenue compared to $0 for the same period in 2021. The increase in revenue is based on the operations of the reverse merger target company.

Operating expenses

Operating expenses for the year ended December 31, 2022 was $385,034 compared to $92,268 for the year ended December 31, 2021. The increase in operating expenses in the year December 31, 2022 compared to the same period in 2021 is due to the expenses associated with the new subsidiary Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd (SRAS)

Liquidity and Capital Resources

We had $1,925 in cash on hand as of December 31, 2022.

Net cash used in operating activities was ($82,467) for the year ended December 31, 2022, compared to $2,087 for the year ended December 31, 2021. The material increases in cash used in operating activities during the year ended December 31, 2022 was primarily due to the operating activities of the new subsidiary Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd (SRAS)

Net cash provided by investing activities during the year ended December 31, 2022 was ($24,793) compared to $0 for the year ended December 31, 2021. The investing activity in 2022 related to the purchase of plant and equipment of the new subsidiary Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd (SRAS)

Net cash provided by financing activities was $100,000 for the year ended December 31, 2022, compared to $0 for the year ended December 31, 2021. The material increase during the 2022 period was due to the capital contributions from an original shareholder of the new subsidiary Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd (SRAS)

Financial Impact of COVID-19

The COVID-19 pandemic has affected how we are operating our business, and the duration and extent to which this will impact our future results of operations and overall financial performance remains uncertain. The COVID-19 pandemic is having widespread, rapidly evolving, and unpredictable impacts on global society, economies, financial markets, and business practices. Federal, state and foreign governments have implemented measures to contain the virus, including social distancing, travel restrictions, border closures, limitations on public gatherings, work from home, and closure of non-essential businesses. To protect the health and well-being of our employees, partners, and third-party service providers, we have implemented work-from-home requirements, made substantial modifications to employee travel policies, and cancelled or shifted marketing and other corporate events to virtual-only formats for the near future. While we continue to monitor the situation and may adjust our current policies as more information and public health guidance become available, such precautionary measures could negatively affect our customer success efforts, sales and marketing efforts, delay and lengthen our sales cycles, or create operational or other challenges, any of which could harm our business and results of operations.

In addition, the COVID-19 pandemic has disrupted the operations of our current enterprise customers, as well as many potential enterprise customers, and may continue to disrupt their operations, for an indefinite period of time, including as a result of travel restrictions and/or business shutdowns, uncertainty in the financial markets, or other harm to their businesses and financial results, resulting in delayed purchasing decisions, extended payment terms, and postponed or cancelled projects, all of which could negatively impact our business and results of operations, including our revenue and cash flows.

Beginning in March 2020, the U.S. and global economies have reacted negatively in response to worldwide concerns due to the economic impacts of the COVID-19 pandemic. These factors also may adversely impact enterprise and government spending on technology as well as such customers’ ability to pay for our products and services on an ongoing basis. For example, some businesses in industries particularly impacted by the COVID-19 pandemic, such as travel, hospitality, retail, and oil and gas, have significantly cut or eliminated capital expenditures. A prolonged economic downturn could adversely affect technology spending, demand for our offerings, which could have a negative impact on our financial condition, results of operations and cash flows. Any resulting instability in the financial markets could also adversely affect the value of our common stock, our ability to refinance our indebtedness, and our access to capital.

The ultimate duration and extent of the impact from the COVID-19 pandemic depends on future developments that cannot be accurately forecasted at this time, such as the severity and transmission rate of the disease, the actions of governments, businesses, and individuals in response to the pandemic, the extent and effectiveness of containment actions, the impact on economic activity and the impact of these and other factors on our employees, partners, and third-party service providers. These uncertainties may increase variability in our future results of operations and adversely impact our ability to accurately forecast changes in our business performance and financial condition in future periods. If we are not able to respond to and manage the impact of such events effectively or if global economic conditions do not improve, or deteriorate further, our business, financial condition, results of operations, and cash flows could be adversely affected.

Employees

We currently have an aggregate of 12 employees, two of whom are officers and directors of SIPN. We anticipate hiring additional employees in the next twelve months. We anticipate hiring necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues.

Off-Balance Sheet Arrangements

During the years ended December 31, 2022 and December 31, 2021 we did not engage in any off-balance sheet arrangements as defined in item 303(a)(4) of the Commission’s Regulation S-K.

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of our senior management, including our Chief Executive Officer and Chief Financial Officer, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded as of the Evaluation Date that our disclosure controls and procedures were not effective such that the information relating to us required to be disclosed in our Securities and Exchange Commission (“SEC”) reports (i) is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and (ii) is accumulated and communicated to our management, including our Chief Executive Officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure. The Company’s former management abandoned all operations for many years, and only recently did the Company appoint new management to make filings with the SEC on behalf of the Company. As of December 31, 2022 we have concluded that our disclosure controls and procedures were not effective.

Management’s Annual Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance of achieving their control objectives. Our Company has been dormant since 2007. As a result, our management did not evaluate the effectiveness of our internal control over financial reporting as of December 31, 2022 and December 31, 2021 based on the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework (2013). without such an evaluation, our management concluded that we did not maintain effective internal control over financial reporting as of December 31, 2022 based on the COSO framework criteria, as more fully described below. This was due to deficiencies that existed in the design or operation of our internal controls over financial reporting that adversely affected our internal controls and that may be considered to be material weaknesses.

The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the PCAOB were: (1) lack of a functioning audit committee, (2) lack of a majority of outside directors on our Board of Directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; (3) inadequate segregation of duties consistent with control objectives; (4) lack of management of the company from 2007 until 2021; and (5) lack of disclosure controls. The aforementioned material weaknesses were identified by our Chief Executive and Financial Officer in connection with the review of our financial statements as of December 31, 2022.

Management believes that the material weaknesses set forth above did not have an effect on our financial results because the activity during this period was nominal. However, management believes that the lack of a functioning audit committee and the lack of a majority of outside Directors on our Board of Directors results in ineffective oversight in the establishment and monitoring of required internal controls and procedures, which could result in a material misstatement in our financial statements in future periods.

Changes in Internal Control Over Financial Reporting

There have been no changes in our internal control over financial reporting that occurred during the periods ended December 31, 2022 and December 31, 2021, that have materially affected or are reasonably likely to materially affect our internal control over financial reporting.

Critical Accounting Policies and Estimates

The SEC has defined a company’s critical accounting policies as the ones that are most important to the portrayal of the Company’s financial condition and results of operations and which require the Company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies that are significant to understanding our results.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and are expressed in Canadian dollars.

Management’s Representation of Interim Financial Statements

The accompanying unaudited financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company uses the same accounting policies in preparing quarterly and annual financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year. These financial statements should be read in conjunction with the audited financial statements and notes thereto on December 31, 2020.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to revenue recognition, valuation of accounts receivable and inventories, income taxes, and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Revenue Recognition

The Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The guidance provided in Accounting Standards Codification (“ASC”) Topic 606 (“ASC 606”) requires entities to use a five-step model to recognize revenue by allocating the consideration from contracts to performance obligations on a relative standalone selling price basis. Revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. The standard also requires new disclosures regarding the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASC 606 also includes Subtopic 340-40, Other Assets and Deferred Costs – Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract with a customer.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents consist of cash on deposit with banks and money market funds, the fair value of which approximates cost. The Company maintains its cash balances with a high-credit-quality financial institution. The Company has not experienced any losses in such accounts, and management believes the Company is not exposed to any significant credit risk on its cash and cash equivalents. As of December 31, 2021, the balance of cash was $-0-.

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms which are recorded at net realizable value. The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectability of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance. The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a specific allowance will be required.

Recovery of bad debt amounts previously written off is recorded as a reduction of bad debt expense in the period the payment is collected. If the Company’s actual collection experience changes, revisions to its allowance may be required. After all, attempts to collect a receivable have failed, the receivable is written off against the allowance.

As of December 31, 2022, the balance of accounts receivable was $9,184.

Income Taxes

The Company accounts for income taxes under FASB ASC 740, Accounting for Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. ASC 740-10-05, Accounting for Uncertainty in Income Taxes prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

Foreign Currency Translation

The reporting currency of the Company is the US dollar.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with FASB ASC 260, Earnings per Share which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that impact the Company’s operations.

Our Business

Business Overview

Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd (SRAS) is a professional prefabricated food supply chain company that links upstream and downstream resources, promotes the standardization of Chinese food, provides full link solutions for family food, and focuses on the consumption, sales and experience of the c-end consumer market. Through close cooperation with the central kitchen (prefabricated vegetable factory), SRAS has made use of the advantages of the central kitchen in source procurement of traceable raw materials, food research and development, production standardization, strict product quality control, and efficient production to achieve the standardization of Chinese food. Through the perfect combination with the central kitchen, cold chain logistics system and robot chain restaurants, SRAS has created a closed loop of prefabricated vegetable business ecology from the upstream central kitchen to the downstream chain restaurants and consumers.

Competitive Strengths

We believe that the following strengths enable us to capture opportunities in the industry in China and differentiate us from our competitors:

Central kitchen’s prefabricated vegetable supply chain: The central kitchen has made use of the advantages of traceable source procurement of raw materials, food research and development, production standardization, strict product quality control, and efficient production to achieve the standardization of Chinese food. One person has a thousand tastes, and one person has a thousand tastes. At the same time, it strictly abides by the regulations of the Market Supervision Administration and various departments, controls all levels of production, and achieves pollution-free, clean, transparent workshops, The product is green and healthy without any addition. SRAS through close cooperation with the central kitchen (prefabricated dishes factory), the use of the central kitchen of raw materials traceable source procurement advantages, the advantages of R & D of dishes, production standardization advantages, strict product quality control advantages, high efficiency production advantages, to achieve the standardization of Chinese dishes, one person a thousand tastes, a thousand people a taste.

SRAS through close cooperation with professional brand operation and management company, through the brand management company to establish the development and expansion of prefabricated dishes application scenario robot restaurant chain, restaurant chain using the perfect combination of technology and intelligent robot stir-fry machine and prefabricated dishes to complete a key stir-fry, no chef, effectively reducing the cost and efficiency of restaurant operations and enhance the profitability of the restaurant. At the same time in the restaurant supporting intelligent unmanned cabinet, to ensure the storage of pre-made dishes and more convenient and intuitive so that consumers can pay by brushing their faces, directly select the dishes they need, through the robot sweep code, complete a key stir-fry, 3-5 minutes can be out of the pot on the dishes. At the same time through the consumption of the restaurant, experience, to build our customer base, customers can also directly through the intelligent lifeless super cabinet, buy away the pre-made dishes they need to take home for cooking.

SRAS through the perfect combination with the central kitchen and cold chain logistics system and robot restaurant chain, to create a pre-made dishes from the upstream central kitchen to the downstream restaurant chain, to the consumer business ecological closed loop.

Growth Plan

In 2023, more than 30 robot restaurants will be invested and joined by the brand management company in Chengdu, most of them will be put into operation, others are in preparation for site selection and decoration, 50 are expected to be opened by the end of the year, and 100 chain restaurants will be opened in 2023-2026.

In 2024, we will focus on completing the layout of robot restaurants in East China market and South China market, opening 20-30 restaurants in Shanghai, Hangzhou, Guangzhou, Shenzhen and other central cities, and completing the opening of 50 chain restaurants in 2024.

In 2025, we will focus on completing the layout of the central and northern China markets, and open 50 robot restaurants in Beijing, Wuhan, Tianjin, Zhengzhou, Changsha and other cities.

Around the key markets, we will adopt various cooperation methods with the local central kitchen of prepared dishes to establish the supply system of prepared dishes in the local market, improve the operation efficiency and reduce the product cost.

Our services

Central kitchen prefabricated dish supply chain

Central kitchen’s prefabricated vegetable supply chain: The central kitchen has made use of the advantages of traceable source procurement of raw materials, food research and development, production standardization, strict product quality control, and efficient production to achieve the standardization of Chinese food. One person has a thousand tastes, and one person has a thousand tastes. At the same time, it strictly abides by the regulations of the Market Supervision Administration and various departments, controls all levels of production, and achieves pollution-free, clean, transparent workshops, The product is green and healthy without any addition.

Intelligent robot restaurant

Chain restaurants use the perfect combination of scientific and technological intelligent robot cooking machine and prefabricated dishes to complete one click cooking without the need for a chef, effectively reducing the cost and efficiency of restaurant operations, and improving the profitability of the restaurant. At the same time, the restaurant is equipped with an intelligent unmanned cabinet to ensure the storage of prefabricated dishes. At the same time, consumers can also directly select the dishes they need by brushing their faces to pay. The robot scans the code to finish one click cooking, and the dishes can be served in 3-5 minutes. At the same time, through the consumption and experience of the restaurant, we can establish our customer group. Customers can also directly buy their own pre prepared dishes to take home for cooking through the Smart Life Super Counter.

Marketing

The following marketing plan outlines the strategies that will be used to achieve the company’s marketing objectives and increase brand awareness.

Website Optimization:

The company’s website will be optimized to ensure that it is user-friendly, mobile-responsive, and easy to navigate. The website will also feature a blog section where the company can share useful content about its products, industry news, and food-related topics. Additionally, the website will have a “Contact Us” page that features a form for potential customers to submit inquiries or schedule a consultation with the company’s sales team.

Content Marketing:

The company will develop a content marketing strategy that includes blog posts, infographics, and case studies. The content will focus on educating potential customers about the benefits of prefabricated food, the company’s production processes, and its commitment to quality control. The content will be optimized for search engines and shared on social media platforms to reach a wider audience.

Social Media Marketing:

The company will establish a presence on popular social media platforms in China, such as WeChat, Weibo, and Douyin. The company will create social media content that is engaging, informative, and visually appealing. The social media strategy will include running paid ads to target potential customers who are interested in healthy and traceable food products.

Email Marketing:

The company will build an email list of potential and existing customers who have shown interest in its products. The company will send out regular email newsletters that highlight new product releases, promotions, and exclusive discounts. The company will also use email marketing to nurture leads and keep customers engaged.

Events:

The company will participate in relevant food-related events in Sichuan province to showcase its products and establish relationships with potential customers. The company will also host its events, such as cooking workshops or food tastings, to educate potential customers about its products and services.

Referral Marketing:

The company will create a referral program that rewards existing customers who refer new business to the company. The program will include incentives such as discounts on future purchases, free products, or exclusive offers. The referral program will help the company tap into the power of word-of-mouth marketing and generate new leads.

Influencer Marketing:

The company will partner with influencers in the food and health industry to promote its products to a wider audience. The influencers will create content featuring the company’s products and share it

Competition

As a prefabricated food supply chain company, SRAS will face competition from other similar companies in the market. Some of the main competitors include:

Haidilao: A Chinese hot pot chain that has expanded into the prefabricated food market with its own central kitchen and delivery service.

Meicai: A Chinese fresh produce sourcing and distribution company that has recently entered the prefabricated food market, offering a variety of ready-to-cook meals.

Joyvio: A Chinese agricultural technology company that has invested in the prefabricated food market, focusing on developing innovative food products.

Panda Selected: A Chinese e-commerce platform that offers a variety of high-quality food products, including prefabricated meals, sourced directly from farmers.

Dingdong Maicai: A Chinese online grocery platform that has recently entered the prefabricated food market, offering a wide range of ready-to-cook meals.

These companies are well-established in the market and have their own strengths and advantages. However, SRAS has an advantage in its focus on standardization of Chinese food, as well as its closed loop system that provides a seamless supply chain from the central kitchen to chain restaurants and consumers. By continuing to emphasize these advantages and differentiating itself from competitors, SRAS can position itself as a leading player in the prefabricated food market.

Employees

We currently have an aggregate of 12 employees, two of whom are the officers and directors of SIPN. We anticipate hiring additional employees in the next twelve months. We anticipate hiring necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues.

Intellectual Property

None

Management

Directors and Executive Officers

On August 30, 2022, Min Jiang was appointed President, Chief Executive Officer, Treasurer, and Chairman of the Board of Directors, and Zonghan Wu was appointed Secretary and a member of the Board of Directors.

Name	Age	Position(s)
Min Jiang	50	President, CEO, Treasurer, Chairman of the Board of Directors
Zonghan Wu	44	Secretary and Director

Min Jiang. Ms Jiang has been appointed to the Board and the position of Chief Executive Officer to bring her experience in corporate management. Ms Jiang currently serves as Executive Director of Sichuan Zhiwei Wanjia Food Co., Ltd and Guangdong Guruicheng E-commerce Co., Ltd. From 1994 through 2016, Ms Jiang was employed as Director of Sichuan Yibin Yunwang Hotel. Ms Jiang holds a Bachelor’s Degree in Business awarded by Sichuan University.

Zonghan Wu. Mr. Wu worked for Opus International Consultants as a Business Analyst in New Zealand from 2004 to 2007. He worked for Nestle as a Commercial Analyst from 2008 to 2011. Currently he is Managing Director of Shanghai JAZ Management Consulting Co. Ltd in Shanghai. Mr. Wu is currently Chairman and Company Secretary for the following public companies listed in the U.S.: SSHT S&T Group Ltd. (OTC Pink: SSHT) and Alpine Auto Brokers Inc. (OTC Pink: ALTB). Mr. Wu is also a Director and Company Secretary for the following public companies listed in the U.S.: Alliance Recovery Corp. (OTC Pink: ARVY), ACC Aviation Holdings Ltd. OTC Pink: CAVG), Interact Holdings Group, Inc. (OTC Pink: IHGP), Linike Medical Group Ltd. (OTC Pink: LNMG), Providence Resources, Inc. (OTC Pink: PVRS), SIPP international Industries, Inc. (OTC Pink: SIPN), ZKGC New Energy Ltd. (OTC Pink: ZKGCF), and Victor Mining Industry Group, Inc. (OTC Pink: VMTG). Mr. Wu was awarded a Bachelor of Commerce degree from the University of Auckland in New Zealand in 2004.

Term of Office

Our directors hold their position until the next annual meeting of shareholders and until his successor is elected and qualified by our shareholders, or until earlier death, retirement, resignation or removal.

Family Relationships

There are no family relationships between the Company and any of our current and proposed directors or executive officers.

Properties

Our mailing address is 69 Waterfall Blvd, The Ponds, Sydney, NSW 2769, Australia. The Company’s wholly-owned subsidiary’s, SRAS, address is No. 1201, Floor 12, Unit 1, Building 1, No. 39, Zhiyuan Road, Wenjiang District, Chengdu, China.

Legal Proceedings Involving Directors And Executive Officers

During the past ten years no current or incoming director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; Or

ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease and desist order, or removal or prohibition order; Or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; Or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

The table below sets forth the positions and compensations for the officers and directors of the Company, and for the officers and directors of SRAS, for the years ended December 31, 2022 and 2021.

There are no employment agreements between the Company and its officers and directors. And since the change of control on September 8, 2022, the directors and officers have received no compensation. This policy, however, will be revised as the Company secure additional fundings.

Position	Name of Officers or Directors	Year	Salary before tax	Bonus	All other compensation	Total
Chairman of the Board of Directors, CEO	Min Jiang	2022 2021	n/a n/a	n/a n/a	n/a n/a	n/a n/a

Director, Secretary	Zonghan Wu	2022 2021	n/a n/a	n/a n/a	n/a n/a	n/a n/a

We do not have an audit or compensation committee comprised of independent directors as our Company qualifies for an exemption from these requirements. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole.

All directors serve 1 yr. terms.

Related Party Transactions

None

Security Ownership of Certain Beneficial Owners And Management

The following table sets forth certain information with respect to the beneficial ownership of our voting securities following the completion of the Reverse Merger, and the increase of the described in Items 1.01 of this report by (i) any person or group owning more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and (iv) all executive officers and directors of SIPN as a group as of December 31, 2022.

Name	Number of Shares of Common Stock	Percentage
Min Jiang 69 Waterfall Blvd, The Ponds, NSW 2769, Australia	848,101,224	63.3%

Zonghan Wu 46 Reeves Road, Pakuranga 2010, New Zealand		0%

All executives officers, directors, and beneficial ownership thereof as a group 2 people)		63.3%

There are no other officer or director 5 % shareholders.

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 1,340,506,117 shares of common stock outstanding.

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders.

The following table sets forth certain information with respect to the beneficial ownership of our voting preferred stock following the completion of the Reverse Merger, and the increase of the described in Items 1.01 of this report by (i) any person or group owning more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and (iv) all executive officers and directors of SIPN as a group as of December 31, 2022.

Name	Number of Shares of Series A Preferred Stock	Percentage
Min Jiang 69 Waterfall Blvd, The Ponds, NSW 2769, Australia	0	0%

Zonghan Wu 46 Reeves Road, Pakuranga 2010, New Zealand	0	0%

All executives officers, directors, and beneficial ownership thereof as a group 2 people)	0	0%

The holders of our Series A preferred stock are entitled to 50 votes for each share held of record on all matters to be voted on by stockholders. The Series A Preferred Stock also convert into common stock at a rate of 50 for one. The aggregate voting power of our outstanding Series A Preferred Stock is more than 0% of the issued and outstanding voting equity.

Certain Relationships and Related Transactions

Except as described herein, none of the following parties (each a “Related Party”) has had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

●	any of our directors or officers;

●	any person proposed as a nominee for election as a director;

●	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

●	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

None

Description of Share Capital

We have authorized 2,000,000,000 shares of common stock with par value $0.001 per share. As at February 13, 2023, the Company has issued and outstanding 1,340,506,117 shares of common stock. We have authorized 10,000,000 shares of Series A Preferred Stock. As of December 31,2022, the Company has issued and outstanding 0 shares of Preferred Stock. We do not have different authorized classes of stock other than afore-mentioned.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of our common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of our common stock, as such, have no conversion, pre-emptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

Preferred Stock

The holders of our Series A preferred stock are entitled to 50 votes for each share held of record on all matters to be voted on by stockholders. The Series A preferred stock also convert into common stock at a rate of 50 for one. The holders of our preferred stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefore. In the event of liquidation, dissolution or winding up of our company, the holders of preferred stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Series A preferred stock. We do not have different authorized classes of stock other than aforementioned.

Controlling Shareholder(s)’ Ability

The controlling shareholder(s)’ shall and will have ability to control matters requiring shareholder approval, including election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

Indemnification of Directors and Officers

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses. Our Bylaws provide that we may indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent permitted by law, our Articles of Incorporation or our Bylaws, and shall indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent required by law, our Articles of Incorporation or Bylaws. Our obligations of indemnification, if any, shall be conditioned on receiving prompt notice of the claim and the opportunity to settle and defend the claim. We may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was our director, officer, employee or agent.

Indemnification against Public Policy

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defence of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The effect of indemnification may be to limit the rights of the Company and the shareholders (through shareholders’ derivative suits on behalf of the Company) to recover monetary damages and expenses against a director for breach of fiduciary duty.

Shares Eligible for Future Sale

Future sales of substantial amounts of shares of our Common Shares in the public market after this offering, or the possibility of these sales occurring, could cause the prevailing market price for our Common Shares to fall or impair our ability to raise equity capital in the future. Following this offering, the Common Shares that were not offered and sold in our initial public offering are “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

These restricted securities may be available for sale in the public market under Rule 144 one year following the filing of this registration statement on Form S-1.

Rule 144

Sales of our Common Stock under Rule 144 could reduce the price of our stock. There are 1,301,493,002 issued and outstanding shares of our Common Stock that Rule 144 of the Securities Act defines as restricted securities.

These shares will be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least year, affiliates may not sell more than 1.0% of the total issued and outstanding shares in any 90-day period, and affiliates must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of Common Stock under Rule 144 could reduce prevailing market prices for our securities.

WE URGE POTENTIAL PURCHASERS OF OUR SHARES TO CONSULT THEIR OWN TAX ADVISORS
CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING,
OWNING AND DISPOSING OF OUR SHARES.

Plan of Distribution

The Company is also offering up to a total of 140,000,000 shares of common stock in a best-efforts, direct public offering, without any involvement of underwriters. The offering price is $0.01 per share. The offering will terminate 365 days from the date of this prospectus or when all of the Shares are sold, whichever comes first. We also have the right to terminate this offering at any time prior to the expiration of the offering period. We will use our best efforts to sell as many shares as possible up to the maximum offering amount of 140,000,000 shares. This is no minimum offering amount. We may accept or reject any subscription amount from any investor in our sole discretion or we may accept only part of a subscription amount. Expenses related to the offering are estimated to be $50,000.

We will sell the shares in this offering exclusively through our officers and directors. They will receive no commission from the sale of any shares by the Company. They will not register as a broker/dealer under the 1934 Act in reliance upon Rule 3a4-1 under the 1934 Act. They may rely upon Rule 3a4-1 because (i) they are not subject to any statutory disqualifications, as defined in Section 3(a)(39) of the 1934 Act, (ii) they will not be compensated in connection with the sale of the Company’s securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in the securities, (iii) they are not associated persons of a broker or dealer, (iv) they will primarily perform, at the end of the offering, substantial duties for or on behalf of the Company, otherwise than in connection with transactions in securities, (v) they were not a broker or dealer, or an associated person thereof, within the preceding 12 months, (vi) they do not participate in selling an offering of securities for any issuer more than once every 12 months, except in reliance on (iv) and (v) above. The Company will register as the issuer-agent in those states requiring such registration.

We anticipate that our common stock will continue to be subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their shares.

Our officers and directors may purchase shares in this offering; however any such purchases will be held for investment purposes only and they will be subject to Regulation M and will act accordingly, including through filing the notice and information relating to distributions subject to Regulation M under Rule 5190, Rule 6275(f) and the trade reporting rules. They shall file all notices related to these rules with FINRA’s Market Regulation Department electronically through the FINRA Firm Gateway.

In certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Procedures for Subscribing

If you decide to subscribe for any Shares in this offering, please make:

Direct Deposit:

Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd

Address: No. 1201, Floor 12, Unit 1, Building 1, No. 39, Zhiyuan Road, Wenjiang District, Chengdu, China

Bank: China Construction Bank

Bank Address: 1st Floor, Jinsha Building, No. 118, Section 2, Hongxing Road, Jinjiang District, Chengdu, Sichuan Province, China

Account Number#: 51050143630800007382

SWIFT Code: PCBCCNBJ

All checks for subscriptions must be made payable to “Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd.”.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for shares will be accepted or rejected within five business days after we receive them. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once SIPN accepts a subscription, the subscriber cannot withdraw it unless otherwise dictated by state law.

Legal Matters

The validity of the issuance of the shares of common stock will be passed upon for the company by McMurdo Law Group, LLC. Counsel has additionally consented to his opinion being included as an exhibit to this filing. Additionally, counsel has consented to being named in the prospectus.

The legal counsel that passed their opinion on the legality of these securities is:

McMurdo Law Group, LLC

Matthew McMurdo, Esq.

1185 Avenue of the Americas, 3rd Floor New York, NY 10036

Experts

The audited financial statements of SRAS as of December 31, 2022 and 2021 are appended to this report beginning on page F-1. The audited financial statements of SRAS as of December 31, 2022 and 2021 were audited by Shandong Haoxin Certified Accountants Co., Ltd.

Where You Can Find Additional Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Common Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Common Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We currently do not file periodic reports with the SEC. We will file periodic reports (including an annual report on Form 10-K, which we will be required to file within 90 days from the end of each fiscal year, and Form 10-Q, which we will be required to file within 45 days of the end of each fiscal quarter), and other information with the SEC pursuant to the Exchange Act once this registration statement on Form S-1 becomes effective. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of
SIPP International Industries, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of SIPP International Industries, Inc. and its subsidiaries (the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of comprehensive loss, changes in shareholders’ equity (deficit) and cash flows for each of the two years in the period ended December 31, 2022, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Shandong Haoxin Certified Public Accountants Co., Ltd.

We have served as the Company’s auditor since 2022.

Weifang, People’s Republic of China

May 10, 2023

SIPP INTERNATIONAL INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

		As of December 31,
	Note	2021	2022
		US$	US$
ASSETS
Current assets:
Cash and cash equivalents	3	1,786	1,925
Prepaid expenses and other current assets	4	-	59,305
Inventory	5	-	51,820
Total current assets		1,786	113,050
Property and equipment, net	6	-	19,886
Other non-current assets		-	-
TOTAL ASSETS		1,786	132,936

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	8	-	65,490
Amounts due to a related party	10	17,691	8,868
Advances from customers		-	49,955
Accrued expenses and other current liabilities	9	26,590	314,006
Total current liabilities		44,281	438,319
TOTAL LIABILITIES		44,281	438,319
Commitments and contingencies		-	-
Shareholders’ deficit:
Common stock, par value $0.001, 2,000,000,000 shares authorized; 1,340,506,117 and 740,506,117 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	12	740,506	1,340,506
Preferred Stock		10,000	-
Additional paid-in capital		19,206,092	18,749,114
Accumulated deficit		(19,998,792)	(20,401,088)
Accumulated other comprehensive income (loss)		(301)	6,085
Total shareholders’ deficit		(42,495)	(305,383)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT		1,786	132,936

SIPP INTERNATIONAL INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

		For the years ended December 31,
	Note	2021	2022
		US$	US$
Net revenues	11	-	692,308
Cost of revenues		-	637,649
Gross profit		-	54,659

Operating expenses:
General and administrative expenses		92,268	385,034
Total operating expenses		92,268	385,034
(Loss) income from operations		(92,268)	(330,375)
Interest income (expense), net		-	(118)
Bank charge		118	251
Foreign exchange (losses) gains, net		-	-
Other expenses(net）		-	72,801
(Loss) income before income taxes		(92,386)	(403,309)
Income tax expenses		-	-
Share of loss in equity method investment		-	-
Net (loss) income		(92,386)	(403,309)
Net (loss) income attributable to ordinary shareholders		(92,386)	(403,309)

Net loss per ordinary share:
Basic and diluted	13	(0.00)	(0.00)
Weighted average shares used in calculating net loss per ordinary share:
Basic and diluted	13	524,106,716	907,172,784

SIPP INTERNATIONAL INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	For the years ended December 31,
	2021	2022
	US$	US$
Net (Loss) income	(92,386)	(403,309)
Other comprehensive (loss) income
Foreign currency translation adjustments, net of tax of nil	(301)	7,399
Comprehensive (loss) income attributable to SIPP International Industries, Inc.	(92,687)	(395,910)
Total comprehensive (loss) income attributable to ordinary shares of SIPP International Industries, Inc.	(92,687)	(395,910)

SIPP INTERNATIONAL INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

	Number of Preferred Stock	Preferred Stock	Ordinary shares		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive (Income) Loss	Total shareholders’ equity (deficit)
	Shares	US$	Shares	US$	US$	US$	US$	US$
Balance at December 31, 2020	10,000,000	10,000	492,404,893	492,404	19,404,002	(19,906,406)	-	-

Net Loss	-	-	-	-	-	(92,386)	-	(92,386)
Issuance of ordinary shares	-	-	248,101,224	248,102	(197,910)	-	-	50,192
Foreign currency translation adjustments	-	-	-	-	-	-	(301)	(301)
Balance at December 31, 2021	10,000,000	10,000	740,506,117	740,506	19,206,092	(19,998,792)	(301)	(42,495)

Net Income	-	-	-	-	-	(403,309)	-	(403,309)
Issuance of ordinary shares upon follow-on public offering, net of issuance cost	(10,000,000)	(10,000)	600,000,000	600,000	(456,978)	-	-	133,022
Foreign currency translation adjustments	-	-	-	-	-	(860)	8,259	7,399
Balance at December 31, 2022	-	-	1,340,506,117	1,340,506	18,749,114	(20,402,961)	7,958	(305,383)

SIPP INTERNATIONAL INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2021	2022
	US$	US$
Cash flows from operating activities:
Net loss (income)	(92,386)	(403,309)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	-	4,907
Changes in assets and liabilities:
Accounts receivable	-	-
Due from related companies	-	49,955
Prepaid expenses and other current assets	-	(36,350)
Inventories	-	(51,820)
Other receivable	-	(22,955)
Accounts payable	-	65,490
Accrued expenses and other payables	24,684	8,744
Amounts due to a related party	69,789	289,218
Taxes payable	-	13,653
Net cash used in operating activities	2,087	(82,467)

Cash flows from investing activities:
Purchases of property and equipment and intangible assets	-	(24,793)
Proceeds from maturity/sale of long-term investments	-	-
Net cash used in investing activities	-	(24,793)

Cash flows from financing activities:
Proceeds from issuance of ordinary shares upon follow-on public offering	-	100,000
Net cash (used in) provided by financing activities	-	100,000

Net decrease in cash, cash equivalents	1,786	139
Cash, cash equivalents at beginning of year	-	1,786
Effect of exchange rate changes on cash, cash equivalents	(301)	7,399
Cash, cash equivalents at end of year	1,786	1,925

Supplemental disclosure of cash flow information:
Income taxes paid	-	-
Interest paid	-	-

SIPP INTERNATIONAL INDUSTRIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of business

Organization and Principal Activities

SIPP International Industries, Inc. (the “Company”) is a Nevada Corporation formed on January 10, 1991. The Company’s year ends March 31 and it has never been in bankruptcy, receivership, or any similar proceedings. The Company was in the business of overseeing the development of several product lines, encompassing a Food & Beverage Division, a High-Tech Storage Transport Container Division, and a Hospitality Division. The company ceased operations in 2014.

History of the Group and reorganization

On July 11, 2019, Custodian Ventures LLC, applied for appointment as Custodian of SIPP International Industries, Inc. with the eighth judicial District Court of Nevada.

On August 28, 2019, the eighth judicial District Court of Nevada appointed Custodian Ventures LLC as custodian for SIPP International Industries, Inc., proper notice having been given to the officers and directors of SIPP International Industries, Inc. There was no opposition.

On August 29, 2019, the Company filed a certificate of revival with the state of Nevada, appointing David Lazar as, President, Secretary, Treasurer and Director.

On November 26, 2020, Custodian Ventures LLC entered into a stock purchase agreement whereby it transferred 10,000,000 shares of Preferred Stock to Kris Tabetando and Hemingway Investments LLC in exchange for $152,000 in cash. Kris Tabetando acquired 2,500,000 Preferred A Shares from Custodian Ventures LLC. Hemingway Investments LLC controlled by Issac Qureshi acquired 7,500,000 Preferred A Shares from Custodian Ventures LLC. As a result of the sale, and the resignation of David Lazar as sole officer and director of the Company, there was a change of control of the Company. Kris Tabetando was appointed CEO and director of the Company. There is no family relationship or other relationship between the Seller and the Purchasers.

On August 30, 2022 Chenxu International Investment Holding Group Limited (“Chenxu”), a BVI company purchased 248,101,224 shares of common stock and 10,000,000 shares of Series A Preferred Stock for $225,000. Subsequent to the purchase of these shares which represented controlling interest of the Company, Chenxu converted the 10,000,000 Series A Preferred Shares into 500,000,000 shares of common stock.

On October 31, 2022, the Company entered into an agreement with Chengzhao International Holdings Ltd, a British Virgin Islands corporation (“CIHL”), whereunder the Company acquired 100% ownership interest in CIHL for the issuance of 100,000,000 shares of the Company’s common stock. CIHL through its China based subsidiaries, Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd, which is a professional prefabricated food supply chain company, links upstream and downstream resources, promotes the standardization of Chinese food, provides a full-link solution for family food, and focuses on consumption, sales and experience in the retail consumer market. The transaction closed effective November 1, 2022 and has been treated as a business combination under common control.

SIPP INTERNATIONAL INDUSTRIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of significant accounting policies

(a)	Basis of Presentation

The consolidated financial statements of the Group have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The consolidated financial statements include the financial information of the Company and its wholly owned subsidiaries, All the intercompany balances and transactions have been eliminated upon consolidation. While the Company has commenced generating revenues from its principal business purpose during the most recently completed quarter ended December 31, 2022, we remain in the development stage in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 915 (SFAS No. 7). The Company has elected a fiscal year end of December 31.

(b)	Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates. The Group bases its estimates on historical experience and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Significant accounting estimates reflected in the Group’s financial statements include but are not limited to allowance for doubtful accounts. Actual results may differ materially from those estimates.

(c)	Foreign Currency Translation

The functional currency of the Company is the United States Dollar (“US$”). The functional currency of its owned subsidiaries in the PRC is Renminbi (“RMB”).

Foreign currency transactions have been translated into the functional currency at the exchange rates prevailing on the date of transactions. Foreign currency denominated monetary assets and liabilities are re-measured into the functional currency at exchange rates prevailing on the balance sheet date. Exchange gains and losses are recorded in the statements of operations.

The Group has chosen the US$ as its reporting currency. Assets and liabilities have been translated using exchange rates prevailing on the balance sheet date. Equity accounts are translated at historical exchange rates. Income statement items have been translated using the average exchange rate for the year. Translation adjustments have been reported as cumulative translation adjustments and are shown as a component of other comprehensive (loss) income in the consolidated statements of comprehensive loss and consolidated statements of changes in shareholders’ equity (deficit).

(d)	Cash, Cash Equivalents and Restricted cash

Cash and cash equivalents consist of cash on hand, demand deposits and floating rate financial instruments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less when purchased.

SIPP INTERNATIONAL INDUSTRIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(e)	Acquisition

The Company accounts for business combinations in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations. The results of businesses acquired in a business combination are included in the Company’s consolidated financial statements from the date of the acquisition. Purchase accounting results in assets and liabilities of an acquired business generally being recorded at their estimated fair values on the acquisition date. Any excess consideration over the fair value of assets acquired and liabilities assumed is recognized as goodwill. Transaction costs associated with business combinations are expensed as incurred and are included in general and administrative related costs in the consolidated statements of operations. The Company performs valuations of assets acquired and liabilities assumed and allocates the purchase price to its respective assets and liabilities. Determining the fair value of assets acquired and liabilities assumed requires management to use significant judgment and estimates.

(f)	Accounts Receivable, net

Accounts receivable, net represents those receivables derived from the ordinary course of business and are recorded net of allowance for doubtful accounts. The Group maintains an allowance for doubtful accounts that reflect its best estimate of probable losses inherent in the accounts receivables. In determining collectability of the accounts receivables, the Group considers many factors, such as: creditworthiness of customers, aging of the receivables, payment history of customers, financial condition of the customers and market trends, and specific facts and circumstances.

The allowance for doubtful accounts is reduced by subsequent collections of the specific allowances or by any write-off of customer accounts that are deemed uncollectible.

(g)	Property and Equipment, net

Property and equipment is recorded at cost less accumulated depreciation and impairment. Depreciation expense of long-lived assets is recorded as either cost of revenue or operating expenses, as appropriate. Depreciation is computed using the straight-line method over the following estimated useful lives by major asset category:

Transportation equipment	4 years

(h)	Goodwill and Other Long-Lived Assets

Goodwill represents the excess of the cost of an acquired business over the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed in a business combination.

In accordance with guidance within FASB ASC 350 “Intangibles - Goodwill and Other,” goodwill and identifiable intangible assets with indefinite lives are not subject to amortization but must be evaluated for impairment.

We evaluate long-lived assets, including finite-lived intangible assets, for impairment by comparison of the carrying amounts to future net undiscounted cash flows expected to be generated by such assets when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Should an impairment exist, the impairment loss would be measured based on the excess carrying value of the asset over the asset’s fair value or estimates of future discounted cash flows.

SIPP INTERNATIONAL INDUSTRIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For goodwill and indefinite-lived intangible assets, in-process research and development, we review for impairment annually and upon the occurrence of certain events as required by ASC Topic 350, “Intangibles — Goodwill and Other.” Goodwill and indefinite-lived intangible assets are tested at least annually for impairment and more frequently if events or changes in circumstances indicate that the asset might be impaired. We review goodwill for impairment by first assessing qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test. If we are able to determine that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, we would conclude that goodwill is not impaired. If the carrying amount of a reporting unit is zero or negative, the second step of the impairment test is performed to measure the amount of impairment loss, if any, when it is more likely than not that a goodwill impairment exists.

(i)	Revenue Recognition

The Group recognizes revenue in accordance with ASC 606. The core principle of ASC606 is to recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. ASC 606 defines a five-step process to achieve this core principle, which includes: (1) identifying contracts with customers, (2) identifying performance obligations within those contracts, (3) determining the transaction price, (4) allocating the transaction price to the performance obligation in the contract, which may include an estimate of variable consideration, and (5) recognizing revenue when or as each performance obligation is satisfied. Our sales arrangements generally ask customers to pay in advance before any services can be arranged. The company recognizes revenue when each performance obligation is satisfied. Documents and terms and the completion of any customer acceptance requirements, when applicable, are used to verify services rendered. The Company has no returns or sales discounts and allowances because services rendered and accepted by customers are normally not returnable.

(j)	Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and credit carryforwards. Deferred tax assets and liabilities are measured at rates expected to apply to taxable income in the years in which those temporary differences and carryforwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is recorded when it is not more likely than not that all or a portion of the net deferred tax assets will be realized.

(k)	Comprehensive Loss

Comprehensive Loss includes all changes in equity except those resulting from investments by owners and distributions to owners. For the years presented, the Group’s total comprehensive loss includes net loss and foreign currency translation adjustments.

(l)	Net Income (Loss) Per Share

The Group computes net income (loss) per share in accordance with ASC 260, Earning per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At December 31, 2022, there were no potentially dilutive shares.

SIPP INTERNATIONAL INDUSTRIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(m)	Fair Value of Financial Instruments

FASB ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. FASB ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. FASB ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level of input that is significant to the fair value measurement of the instrument.

(n)	Major Supplies and Customers

The following customers accounted for 10% or more of revenue:

	For the years ended December 31,
	2021		2022
	US$	%	US$	%
Shenzhen Ruicheng Network Technology Co., LTD	-	-	692,308	100.00%

The following vendors accounted for 10% or more of accounts payable:

	As of December 31,
	2021		2022
	US$	%	US$	%
Sichuan Zhiwei Wanjia Food Co., LTD	-	-	36,689	56.02%

(o)	Foreign Currency Risk

The RMB is not a freely convertible currency. The State Administration for Foreign Exchange in the PRC, under the authority of the Peoples Bank of China, controls the conversion of RMB into other currencies. The value of the RMB is subject to changes in central government policies, international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market. The Group’s cash and cash equivalents denominated in RMB amounted to RMB 11,384 (amounted to US$1,786) and RMB 13,279 (amounted to US$1,925) as of December 31, 2021 and 2022, respectively.

(p)	Recent Accounting Pronouncements

The Company has reviewed other recently issued accounting pronouncements and plans to adopt those that are applicable to it. The Company does not expect the adoption of any other pronouncements to have an impact on its results of operations or financial position.

SIPP INTERNATIONAL INDUSTRIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.	Cash and cash equivalents

The following is a summary of cash and cash equivalents:

	As of December 31,
	2021	2022
	US$	US$
Cash and cash equivalents	1,786	1,925
Total	1,786	1,925

4.	Prepaid expenses and other current assets

The following is a summary of prepaid expenses and other current assets:

	As of December 31,
	2021	2022
	US$	US$
Other receivables	-	22,955
Advance to suppliers	-	36,350
Prepaid expenses and other current assets	-	59,305

5.	Inventories

The following is a summary of inventories:

	As of December 31,
	2021	2022
	US$	US$
Inventories	-	51,820
Inventory valuation allowance	-	-
Inventories, net	-	51,820

6.	Property and Equipment, net

The following is a summary of property and equipment:

	As of December 31,
	2021	2022
	US$	US$
Transportation equipment	-	24,793
Less: accumulated depreciation	-	4,907
Total Property and Equipment, net	-	19,886

SIPP INTERNATIONAL INDUSTRIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.	Acquisitions

On October 31, 2022, the Company entered into an agreement with Chengzhao International Holdings Ltd, a British Virgin Islands corporation (“CIHL”), whereunder the Company acquired 100% ownership interest in CIHL for the issuance of 100,000,000 shares of the Company’s common stock. CIHL through its China based subsidiaries, Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd is a professional prefabricated food supply chain company that links upstream and downstream resources, promotes the standardization of Chinese food, provides a full-link solution for family food, and focuses on consumption, sales and experience in the retail consumer market. The transaction closed effective November 1, 2022 and has been treated as a business combination under common control.

Tangible and intangible assets acquired were recorded based on their estimated fair values at the acquisition date. The excess of the purchase price over the fair value of the net assets acquired was recorded to goodwill. The Company fully impaired the goodwill during the year ended December 31, 2022.

Amount
(US$)
Cash and cash equivalent	2,614
Prepaid expenses and other current assets	195,306
Property and equipment, net	19,703
Accounts payable	27,551
Advances from customers	444,913
Accrued expenses and other current liabilities	134,717
Total net assets	(389,558)
Attributed to the Company	(389,558)
Consideration:
Accumulated 100,000,000 common stock	100,000
Goodwill	489,558

8.	Accounts payable

The following is a summary of accounts payable:

	As of December 31,
	2021	2022
	US$	US$
Accounts payable	-	65,490
Total	-	65,490

SIPP INTERNATIONAL INDUSTRIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9.	Other current liabilities

The following is a summary of other current liabilities:

	As of December 31,
	2021	2022
	US$	US$
Taxes payable	-	13,652
Salary and welfare payables	24,684	33,429
Accrued expenses and other current liabilities	1,906	266,925
Total Other current liabilities	26,590	314,006

10.	Related Parties

The company’s policy is to enter into transactions with related parties on terms that are on the whole no less favorable to it than those that would be available from unaffiliated parties at arm’s length. Based on its experience in the business sectors in which it operates and the terms of the transactions with unaffiliated third parties, the company believes that all of the transactions described below met this policy standard at the time they occurred.

Balances with Related Parties

	As of December 31,
	2021	2022
	US$	US$
Due to related companies Mr. Zhonghan Wu	17,691	8,868
Total	17,691	8,868

During the year ended December 31, 2022, Mr. Zhonghan Wu advanced a total of $ 8,868 to the Company for payment of administrative expenses and legal fees, which amount remains due and payable.

11.	Revenue

The following is a summary of revenue:

	For the years ended December 31,
	2021	2022
	US$	US$
Merchandise sales	-	196,747
Distribution service	-	177,237
Hosted services	-	318,324
Total	-	692,308

SIPP INTERNATIONAL INDUSTRIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12.	Ordinary Shares

As of December 31, 2022, the Company is authorized to issue 2,000,000,000 shares of common stock with a par value of $0.001. All shares have equal voting rights, are non-assessable, and have one vote per share. The total number of shares of Company common stock issued and outstanding as of December 31,2022 and December 31, 2021, was 1,340,506,117 and 740,506,117 shares, respectively.

13.	Net Loss per Ordinary Share

Net loss per ordinary share was computed by dividing net loss attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding for the years ended December 31, 2021 and 2022:

	For the years ended December 31,
	2021	2022
	US$	US$
Numerator:
Net loss—basic and diluted	(92,386)	(403,309)
Deemed dividend in relation to the convertible note	-	-
Net loss attributable to ordinary shareholders	(92,386)	(403,309)
Shares (Denominator):
Weighted average number of ordinary shares outstanding	524,106,716	907,172,784
Basic and diluted	-	-
Net loss per share—basic and diluted	(0.00)	(0.00)

14.	Commitments and Contingencies

The Group did not have other significant capital commitments or significant guarantees as of December 31, 2021 and 2022, respectively.

15.	Subsequent events

Management has evaluated subsequent events through April 30, 2023, the date on which the financial statements were available to be issued. All subsequent events requiring recognition as of December 31, 2022 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

There were no unregistered sales of common stock of the Company during the year ended December 31, 2022.

ITEM 16. EXHIBITS

Exhibit No.	Description
3.1	Articles of Incorporation of the Company Inc., as amended
3.2	Amended and Restated Bylaws of the Company
3.3	Articles of Incorporation of Chengzhao International Holdings Ltd
3.4	Articles of Incorporation of Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd*
4.1	Share Exchange Agreement
5.1	Opinion of McMurdo Law Group, LLC, legal counsel*
23.1	Consent of Shandong Haoxin Certified Public Accountants Co., Ltd
23.2	Consent of McMurdo Law Group, LLC (included in Exhibit 5.1)
99.1	Subscription Agreement
107	Filing fee schedule

*	To be filed by amendment.

ITEM 17. UNDERTAKINGS

UNDERTAKINGS

The Registrant undertakes:

1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the director, officer and controlling person of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

2. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that:

A. For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned issuer undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned issuer or its securities provided by or on behalf of the undersigned issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

B. That for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to the director, officer and controlling person of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in Chengdu, China on May 10, 2023.

SIPP INTERNATIONAL INDUSTRIES, INC.

By:	/s/ Min Jiang
Min Jiang, CEO, CFO, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Dated: May 10, 2023

By:	/s/ Min Jiang
Wan Nyuk Ming, CEO, CFO, and Director

By:	/s/ Zonghan Wu
Zonghan Wu, Secretary and Director

II-4